                                                                    EXHIBIT 7(c)

================================================================================



                            STOCK PURCHASE AGREEMENT


                                  by and among

                                 PRIMEDIA INC.,

                            LIBERTY MEDIA CORPORATION

                                       and

                              LIBERTY DIGITAL, INC.





                           dated as of March 29, 2000





================================================================================

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I    AGREEMENT TO SELL AND PURCHASE................................... 2

         SECTION 1.1  Authorization of Shares................................. 2
         SECTION 1.2  Sale and Purchase....................................... 2
         SECTION 1.3  The Option.............................................. 3
         SECTION 1.4  The Post-Option......................................... 4

ARTICLE II   CLOSING, DELIVERY AND PAYMENT.................................... 6

         SECTION 2.1  Closing................................................. 6
         SECTION 2.2  Closing Deliveries and Payment for the Shares
                   and the LDIG Purchase Shares............................... 6
         SECTION 2.3  Closing Deliveries and Payment for the Option
                   or the Post-Option......................................... 8

ARTICLE III        REPRESENTATIONS AND WARRANTIES OF THE COMPANY............. 10

         SECTION 3.1  Organization, Good Standing and Qualification.......... 10
         SECTION 3.2  Subsidiaries........................................... 11
         SECTION 3.3  Capitalization; Voting Rights.......................... 11
         SECTION 3.4  Requisite Power and Authority.......................... 12
         SECTION 3.5  SEC Reports; Financial Statements...................... 13
         SECTION 3.6  Undisclosed Liabilities................................ 13
         SECTION 3.7  Affiliate Agreements................................... 14
         SECTION 3.8  Absence of Certain Changes............................. 14
         SECTION 3.9  Title to Properties and Assets; Liens, Condition, Etc.. 14
         SECTION 3.10  Intellectual Property................................. 15
         SECTION 3.11  Compliance with Law; Other Instruments................ 15
         SECTION 3.12  Litigation............................................ 16
         SECTION 3.13  Tax Matters........................................... 16
         SECTION 3.14  Employees............................................. 16
         SECTION 3.15  Environmental and Safety Laws......................... 17
         SECTION 3.16  Offering Valid........................................ 18
         SECTION 3.17  Permits............................................... 18
         SECTION 3.18  No Broker............................................. 18
         SECTION 3.19  Organization, Good Standing and Qualification of PBV.. 18
         SECTION 3.20  Investment Representations............................ 18

ARTICLE IV         REPRESENTATIONS AND WARRANTIES OF PURCHASER............... 19

         SECTION 4.1  Requisite Power and Authority.......................... 19
         SECTION 4.2  Investment Representations............................. 19
         SECTION 4.3  Litigation............................................. 20

                                                                            Page

         SECTION 4.4  No Broker.............................................. 20

ARTICLE V          REPRESENTATIONS AND WARRANTIES OF LIBERTY
                   DIGITAL................................................... 20

         SECTION 5.1  Organization, Good Standing and Qualification.......... 20
         SECTION 5.2  Subsidiaries........................................... 21
         SECTION 5.3  Capitalization; Voting Rights.......................... 21
         SECTION 5.4  Authorization; Binding Obligations..................... 22
         SECTION 5.5  SEC Reports; Financial Statements...................... 22
         SECTION 5.6  Undisclosed Liabilities................................ 23
         SECTION 5.7  Affiliate Agreements................................... 23
         SECTION 5.8  Absence of Certain Changes. ........................... 23
         SECTION 5.9  Title to Properties and Assets; Liens, Condition, Etc.. 23
         SECTION 5.10  Intellectual Property................................. 24
         SECTION 5.11  Compliance with Law; Other Instruments................ 24
         SECTION 5.12  Litigation............................................ 25
         SECTION 5.13  Tax Matters........................................... 25
         SECTION 5.14  Employees............................................. 25
         SECTION 5.15  Environmental and Safety Laws......................... 26
         SECTION 5.16  Offering Valid........................................ 26
         SECTION 5.17  Permits............................................... 26
         SECTION 5.18  No Broker............................................. 26

ARTICLE VI         ADDITIONAL AGREEMENTS..................................... 27

         SECTION 6.1  Access................................................. 27
         SECTION 6.2  Efforts................................................ 27
         SECTION 6.3  Regulatory and Other Authorizations; Notices and
                   Consents.................................................. 28
         SECTION 6.4  Transfer Restrictions.................................. 28
         SECTION 6.5  Registration Rights.................................... 30
         SECTION 6.6  Further Strategic Relationships........................ 31
         SECTION 6.7  Adjustment to the Option Purchase Price or
                   the Post-Option Purchase Price............................ 31
         SECTION 6.8  Public Announcements................................... 31
         SECTION 6.9  Confidentiality........................................ 31
         SECTION 6.10  No-Solicitation....................................... 32
         SECTION 6.11  Formation of PBV; IPO................................. 32
         SECTION 6.12  Listing of Shares in PBV.............................. 33

ARTICLE VII        CONDITIONS TO CLOSING..................................... 33

         SECTION 7.1  Purchase Closing Conditions............................ 33
         SECTION 7.2  Option Closing Conditions.............................. 38

ARTICLE VIII       MISCELLANEOUS............................................. 40

         SECTION 8.1  Other Definitions...................................... 40
         SECTION 8.2  Governing Law; Jurisdiction; Waiver of Jury Trial...... 41
         SECTION 8.3  Successors and Assigns; Assignment..................... 41
         SECTION 8.4  Entire Agreement; Supersedes Prior Agreement........... 41
         SECTION 8.5  Severability........................................... 41
         SECTION 8.6  Amendment and Waiver................................... 41
         SECTION 8.7  Delays or Omissions.................................... 41
         SECTION 8.8  Notices................................................ 42
         SECTION 8.9  Expenses............................................... 43
         SECTION 8.10  Titles and Subtitles.................................. 43
         SECTION 8.11  Termination........................................... 43
         SECTION 8.12  Counterparts; Execution by Facsimile Signature........ 43


         Schedules

         Schedule 3.3(d)      Company's Capitalization
         Schedule 3.13        Company's Tax Matters
         Schedule 5.13        Liberty Digital Tax Letter

         Exhibits

         Exhibit A -- Form of Registration Rights Agreement
         Exhibit B -- Warrant Term Sheet

                            STOCK PURCHASE AGREEMENT


      THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of
                                           ---------
March 29, 2000, among PRIMEDIA INC., a Delaware corporation (the "Company"),
                                                                  -------
LIBERTY MEDIA CORPORATION, a Delaware corporation ("Purchaser"), and LIBERTY
                                                    ---------
DIGITAL, INC., a Delaware corporation and a majority owned Subsidiary (as defined herein) of Purchaser ("Liberty Digital").
                               ---------------

                                    RECITALS
                                    --------

      WHEREAS, the Company has authorized the sale and issuance to Purchaser of an aggregate of 8,000,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), and the issuance of warrants (the "Warrants") to
                ------------                                       --------
purchase initially up to 1,500,000 shares of Common Stock, on the terms and conditions set forth herein;

      WHEREAS, Purchaser desires to purchase from the Company 8,000,000 shares of Common Stock and the Warrants, on the terms and conditions set forth herein;

      WHEREAS, the Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement") with the terms described in Exhibit B hereto and with such
 -----------------
other terms and conditions as the Company and Purchaser shall agree and which shall be in form and substance reasonably satisfactory to the Company and Purchaser;

      WHEREAS, in connection with the sale of the Common Stock by the Company to Purchaser, the Company has agreed to grant to Purchaser an option to purchase membership units representing 12.5% of the issued and outstanding membership units as of the Option Closing Date (as defined herein) in PRIMEDIA Broadband Video, LLC, a Delaware limited liability company and a wholly owned Subsidiary of the Company ("PBV"), and, if the Option Closing Date does not occur for the
                 ---
reasons described in Section 1.3(d) hereof, the Company has agreed to grant to Purchaser the Post-Option (as defined herein) with respect to PBV;

      WHEREAS, Purchaser desires to obtain each such option, on the terms and conditions set forth herein; and

      WHEREAS, the Company desires to issue and sell such shares of Common Stock and the Warrants to Purchaser and grant each such option to Purchaser on the terms and conditions set forth herein;

      WHEREAS, Liberty Digital has authorized the sale and issuance to the Company of an aggregrate of 625,000 shares of Liberty Digital's Series A Common Stock, par value $.01 per share (the "LDIG Common Stock"), on the terms and
                                      -----------------
conditions set forth herein;

      WHEREAS, the Company desires to purchase from Liberty Digital 625,000 shares of LDIG Common Stock, on the terms and conditions set forth herein; and

      WHEREAS, Liberty Digital desires to issue and sell such shares of LDIG Common Stock to the Company on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                         AGREEMENT TO SELL AND PURCHASE
                         ------------------------------

      SECTION 1.1 Authorization of Shares. (a) The Company has authorized the
                  -----------------------
sale and issuance to Purchaser of 8,000,000 shares of Common Stock (the "Shares") and the issuance to Purchaser of the Warrants. The shares of Common
 ------
Stock issuable upon the exercise of the Warrants shall be referred to herein as the "Warrant Shares".
     --------------

      (b) Liberty Digital has authorized the sale and issuance to the Company of 625,000 shares of LDIG Common Stock (the "LDIG Purchase Shares").
                                          --------------------

      SECTION 1.2 Sale and Purchase. (a) Subject to the terms and conditions
                  -----------------
hereof, the Company hereby agrees to issue and sell to Purchaser (or its designee; provided, that such designee is a direct or indirect wholly owned
          --------
Subsidiary of Purchaser and agrees to be bound by all of the terms and provisions of this Agreement and the applicable Registration Rights Agreement (as defined herein) that are applicable to Purchaser; and provided, further,
                                                          --------  -------
that Purchaser shall not be relieved of liability for any of its obligations hereunder) and Purchaser hereby agrees to purchase (or cause such designee to purchase) from the Company for cash, the Shares, free and clear of any Encumbrances (as defined below) (other than those (x) imposed by the federal or state securities laws or (y) placed thereon by or on behalf of Purchaser), at a purchase price of $25.00 per Share for an aggregate purchase price of $200,000,000 (the "Share Purchase Price"). In connection with the purchase of
                   --------------------
the Shares, the Company hereby agrees to issue to Purchaser (or its designee), on the Purchase Closing Date (as defined herein), the Warrants.

      (b) Subject to the terms and conditions hereof, Liberty Digital hereby agrees to issue and sell to the Company (or its designee; provided, that such
                                                          --------
designee is a direct or indirect wholly owned Subsidiary of the Company and agrees to be bound by all of the terms and provisions of this Agreement and the applicable Registration Rights Agreement that are applicable to the Company; and provided, further, that the Company shall not be relieved of liability for any
--------  -------
of its obligations hereunder) and the Company hereby agrees to purchase (or cause such designee to purchase) from Liberty Digital for cash, the LDIG Purchase Shares, free and clear of any Encumbrances (other than those (x) imposed by the federal or state securities laws or (y) placed thereon by or on behalf of the Company), at a purchase price of $40.00 per LDIG Purchase Share for an aggregate purchase price of $25,000,000 (the "LDIG Share Purchase
                                                     -------------------
Price").
-----

      SECTION 1.3 The Option. (a) In connection with the purchase of the Shares,
                  ----------
the Company hereby grants to Purchaser an irrevocable option (the "Option") to
                                                                   ------
purchase a number of membership units representing 12.5% of the issued and outstanding membership interests in PBV as of the Option Closing Date (as defined herein) (the "PBV Units"), at a purchase price (the "Option Purchase
                      ---------                              ---------------
Price") equal to the fair market value of the PBV Units on the date that
-----
Purchaser delivers an Option Notice to the Company, payable, at Purchaser's option, in (i) cash, (ii) shares of LDIG Common Stock or (iii) shares of Liberty Media Group Class A Common Stock, par value $.01 per share (the "Liberty Media
                                                                 -------------
Common Stock"). For the purposes of this Section 1.3(a), the "fair market value"
------------
of the PBV Units will be negotiated by the parties hereto in good faith. The Option Purchase Price shall be subject to adjustment as provided in Section 6.7.

      (b) The Option may be exercised by Purchaser at any time commencing on the Purchase Closing and ending at midnight on the date which is ninety (90) days after the Purchase Closing (the "Option Expiration Date"). Purchaser may assign
                                 ----------------------
its right to exercise the Option to Liberty Digital, in which case, Liberty Digital shall assume all of the rights and obligations of Purchaser hereunder with respect to the Option.

      (c) In the event Purchaser wishes to exercise the Option, Purchaser shall send a written notice to the Company of its intention to exercise the Option, in whole but not in part (the "Option Notice"), specifying (A) whether the Option Purchase Price will be paid in cash, LDIG Common Stock or Liberty Media Common Stock, and (B) the place, time and date (the "Option Closing Date") of the
                                              -------------------
closing of such purchase (the "Option Closing"), which date shall not be less
                               --------------
than three (3) business days and not more than five (5) business days from the date on which the conditions specified in Section 7.2 hereof are satisfied or waived, or within such other time frame as the Company and Purchaser may mutually agree. Within five (5) business days of the delivery of the Option Notice, (i) (x) if Purchaser elects to pay the Option Purchase Price with cash, Purchaser shall deliver a certificate to the Company, executed by an authorized officer of Purchaser, containing representations and warranties in the form set forth in Article IV, with appropriate changes to reflect the fact that Purchaser is purchasing the PBV Units, (y) if Purchaser elects to pay the Option Purchase Price with LDIG Common Stock, Purchaser shall deliver a certificate to the Company, executed by an authorized officer of Purchaser (any certificate delivered pursuant to clause (x) or (y), the "Liberty Certificate"), containing
                                              -------------------
representations and warranties with respect to Liberty Digital and its Subsidiaries and the LDIG Shares (as defined below) substantially in the form set forth in Article V and the representations contained in Section 4.2, or (z) if Purchaser shall elect to pay the Option Purchase Price with Liberty Media Common Stock, Purchaser shall (1) execute the Liberty Certificate solely with respect to the representations in the form set forth in Section 4.2 and (2) cause AT&T Corp., a New York corporation ("AT&T"), to deliver a certificate to
                                           ----
the Company, executed by an authorized officer of AT&T (the "AT&T Certificate"),
                                                             ----------------
containing representations and warranties with respect to AT&T in substantially the form of those contained in Sections 5.1, 5.3(e), 5.4, 5.5, 5.11 and 5.16, with appropriate modifications to reflect the fact that AT&T is issuing shares of Liberty Media Common Stock and entering into the applicable Registration Rights Agreement, and (ii) the Company shall deliver a certificate to Purchaser, executed by an authorized officer of the Company (the "Company Certificate"),
                                                       -------------------
containing representations and
warranties in the form set forth in Sections 3.16 and if Purchaser does not elect to pay the Option Purchase Price with cash, 3.20 hereof.

      (d) In the event that the parties cannot agree on the fair market value of the PBV Units by the later of (x) the Option Expiration Date or (y) 30 days after the date of the Option Notice, all rights of Purchaser with respect to the Option shall expire and terminate and, except as described in Section 1.4, Purchaser shall have no further rights to purchase PBV Units or any other interest in PBV.

      SECTION 1.4 The Post-Option. (a) In the event that the Option terminates
                  ---------------
pursuant to Section 1.3(d), the Company hereby grants to Purchaser, as of the date of such termination, an irrevocable option (the "Post-Option") to purchase
                                                      -----------
a number of membership units (or an equivalent amount of common stock or other equity in PBV, if PBV is not a limited liability company at that time) that would give Purchaser a percentage equity interest in the issued and outstanding membership units (or common stock or other equity) in PBV equal to the percentage equity interest that Purchaser would have owned in PBV on the date of the Post- Option Notice (as defined below) had Purchaser exercised the Option (the "Post-Option PBV Units"), at a purchase price (the "Post-Option Purchase
      ---------------------                              --------------------
Price") equal to the fair market value of the Post-Option PBV Units (determined
-----
as described in Section 1.3(a)) on the date that Purchaser delivers a Post-Option Exercise Notice (as defined below) to the Company, payable, at Purchaser's option, in (i) cash, (ii) shares of LDIG Common Stock or (iii) shares of Liberty Media Common Stock. The Post-Option Purchase Price shall be subject to adjustment as provided in Section 6.7.

      (b) The Company hereby agrees to notify Purchaser of its intention to file documents relating to an initial public offering of PBV (the "Post-Option
                                                              -----------
Notice") at least 120 days in advance of the date on which the Company, in good
------
faith, anticipates filing such documents. The Post-Option may be exercised by Purchaser at any time commencing on the date on which Purchaser receives the Post-Option Notice and ending on midnight of the date which is thirty (30) days after such date. Purchaser may assign its right to exercise the Post-Option to Liberty Digital, in which case Liberty Digital shall assume all of the rights and obligations of Purchaser hereunder with respect to the Post-Option.

      (c) In the event Purchaser wishes to exercise the Post-Option, Purchaser shall send a written notice to the Company of its intention to exercise the Post-Option, in whole but not in part (the "Post-Option Exercise Notice"),
                                            ---------------------------
specifying (A) whether the Post-Option Purchase Price will be paid in cash, LDIG Common Stock or Liberty Media Common Stock and (B) the place, time and date (the "Post-Option Closing Date") of the closing of such purchase (the "Post-Option
 ------------------------                                         -----------
Closing"), which date shall not be less than three (3) business days and not
-------
more than five (5) business days from the date on which the conditions specified in Section 7.2 hereof (as modified as set forth in clause (f) below) are satisfied or waived, or within such other time frame following satisfaction of such conditions as the Company and Purchaser may mutually agree. Within five (5) business days of the delivery of the Post-Option Exercise Notice, (i) the Company shall deliver to Purchaser a certificate, signed by an authorized officer of the Company (the "Post-Option Company Certificate"), containing (x)
                             -------------------------------
representations and warranties with respect
to PBV and the Post-Option PBV Units substantially similar in scope to those provided by the Company as to itself and its Subsidiaries and the Shares in
Article III (with such changes as are necessary to reflect that PBV is not a public company and is a consolidated Subsidiary of the Company) and (y) representations substantially similar to those contained in Sections 3.16 and if Purchaser does not elect to pay the Post-Option Purchase Price with cash, 3.20 hereof, and (ii) (x) if Purchaser elects to pay the Post-Option Purchase Price with cash, Purchaser shall deliver a certificate to the Company, executed by an authorized officer of Purchaser (any certificate delivered pursuant to clause
(x) or (y), the "Post-Option Liberty Certificate"), containing representations
                 -------------------------------
and warranties in the form set forth in Article IV, with appropriate changes to reflect the fact that Purchaser is purchasing the Post-Option PBV Units, (y) if Purchaser elects to pay the Post-Option Purchase Price with LDIG Common Stock, Purchaser shall deliver a certificate to the Company, executed by an authorized officer of Purchaser, containing representations and warranties with respect to Liberty Digital and its Subsidiaries and the Post- Option LDIG Shares (as defined below) substantially in the form set forth in Article V and Section 4.2, or (z) if Purchaser shall elect to pay the Post-Option Purchase Price with Liberty Media Common Stock, Purchaser shall (1) execute the Post-Option Liberty Certificate solely with respect to the representations in the form set forth in
Section 4.2 and (2) cause AT&T Corp., a New York corporation ("AT&T") to deliver
                                                               ----
a certificate to the Company, executed by an authorized officer of AT&T (the "AT&T Certificate"), containing representations and warranties with respect to
 ----------------
AT&T in substantially the form of those contained in Sections 5.1, 5.3(e), 5.4, 5.5, 5.11 and 5.16, with appropriate modifications to reflect the fact that AT&T is issuing shares of Liberty Media Common Stock and entering into the applicable Registration Rights Agreement. If Purchaser or Liberty Digital exercises the Post-Option, its officers, employees, auditors and other agents, shall be given not less than 30 days to negotiate the Post-Option Purchase Price with the Company, during which time they shall be afforded the opportunity, during normal business hours, (i) to discuss with the officers and employees of the Company and PBV the affairs, finances, accounts, assets and operations of PBV and (ii) to review such financial, operating and other data as they may reasonably request. All such information shall be subject to the confidentiality provisions contained in Section 6.1(b). The parties shall use their good faith efforts to agree upon the Post-Option Purchase Price as promptly as reasonably practicable after the Company's delivery of the Post-Option Notice.

     (d) At such time as the Company delivers the Post-Option Notice to Purchaser, the parties shall perform the covenants set forth in Sections 6.2, 6.3, 6.4(d) and (e) and 6.5 (substituting the terms "Post-Option Closing," "Post-Option Closing Date," "Post-Option PBV Units" and "Post-Option LDIG Shares" or "Post-Option Liberty Media Shares," if applicable for the terms "Option Closing," "Option Closing Date," "PBV Units" and "LDIG Shares" or "Liberty Media Shares", if applicable, respectively) to the extent necessary to permit Purchaser to purchase, and the Company to sell, the Post-Option PBV Units and, if applicable, the Company to acquire the Post-Option LDIG Shares or the Post-Option Liberty Media Shares as promptly as reasonably practicable after the determination of the Post-Option Purchase Price.

     (e) Notwithstanding the foregoing, the Post-Option will expire, and the Company will no longer have any obligations under this Section 1.4, on the earlier to occur of (i) the date on which an initial public offering of PBV is consummated or (ii) the second anniversary of the

Purchase Closing Date; provided, that the Company has timely complied with its
                       --------
obligations pursuant to Section 1.4(b), and provided further, that the
                                            -------- -------
Post-Option shall not expire pursuant to this Section 1.4(e) if the Post-Option Notice has been delivered by the Company unless, within 30 days of the delivery of such notice, Purchaser has not delivered the Post-Option Exercise Notice or if Purchaser has delivered such notice within the applicable period, the Post-Option Closing fails to occur within 90 days of the delivery of such notice, in which case, the Post- Option shall expire on such later date.

     (f) The obligations of Purchaser to purchase, and the Company to sell, the Post-Option PBV Units shall be subject to satisfaction (or waiver by the appropriate party) of the conditions set forth in Section 7.2, modified as follows:

              (i) the terms "Post-Option Closing," "Post-Option Closing Date," "Post-Option PBV Units" and "Post-Option LDIG Shares" or "Post-Option Liberty Media Shares", if applicable, shall be substituted for the terms "Option Closing," "Option Closing Date," "PBV Units" and "LDIG Shares" or Liberty Media Shares", if applicable, respectively; and

              (ii) the representations and warranties of the Company, on the one hand, and Purchaser or AT&T, as the case may be, on the other hand, to be made at the Post-Option Closing shall be those delivered by each of the Company and Purchaser (and, if applicable AT&T) to the other within five business days of the Company's receipt of the Post-Option Exercise Notice as described in Section 1.4(c).


                                   ARTICLE II

                          CLOSING, DELIVERY AND PAYMENT
                          -----------------------------

      SECTION 2.1 Closing. The closing of the sale and purchase of the Shares
                  -------
and the LDIG Purchase Shares under this Agreement (the "Purchase Closing" and,
                                                        ----------------
together with the Option Closing and the Post-Option Closing, each a "Closing")
                                                                      -------
shall take place on the fifth business day after the satisfaction or waiver of the conditions set forth in Section 7.1 hereof, at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, or at such other time or place as the Company, Purchaser and Liberty Digital may mutually agree (such date for the purchase of the Shares and the LDIG Purchase Shares is hereinafter referred to as the "Purchase Closing Date" and, together with the
                                ---------------------
Option Closing Date and the Post Option Closing Date, each a "Closing Date").
                                                              ------------

      SECTION 2.2 Closing Deliveries and Payment for the Shares and the LDIG
                  ----------------------------------------------------------
Purchase Shares. (a) At the Purchase Closing, subject to the terms and
---------------
conditions hereof, the Company shall deliver to Purchaser:

              (i) a certificate or certificates evidencing the Shares, free and clear of any Encumbrances (other than those (x) imposed by federal or state securities laws or (y) placed thereon by or on behalf of Purchaser), registered in the name of Purchaser (or its designee; provided, that such designee is a direct or indirect wholly owned Subsidiary of Purchaser and agrees to be bound by all of the terms and provisions of this Agreement and the applicable Registration Rights Agreements(s) that are applicable to Purchaser; and provided, further, that Purchaser shall not be relieved of liability for any of its obligations hereunder);

              (ii)     a receipt for the Share Purchase Price; and

              (iii) an executed counterpart of the Warrant Agreement and executed certificates in the form attached to the Warrant Agreement, evidencing the Warrants; and

              (iv) the certificates and other documents required to be delivered pursuant to Section 7.1(a).

     (b) At the Purchase Closing, subject to the terms and conditions hereof, Purchaser shall deliver to the Company:

              (i) the Share Purchase Price by wire transfer of immediately available funds to an account designated by the Company at least two business days prior to the Purchase Closing Date;

              (ii)     a receipt for the Shares;

              (iii)    an executed counterpart of the Warrant Agreement; and

              (iv) the certificates and other documents required to be delivered pursuant to Section 7.1(b).

     (c) At the Purchase Closing, subject to the terms and conditions hereof, the Company shall deliver to Liberty Digital:

              (i) the LDIG Share Purchase Price by wire transfer of immediately available funds to an account designated by Liberty Digital at least two business days prior to the Purchase Closing Date;

              (ii)     a receipt for the LDIG Purchase Shares; and

              (iii) the certificates and other documents required to be delivered pursuant to Section 7.1(c).

     (d) At the Purchase Closing, subject to the terms and conditions hereof, Liberty Digital shall deliver to the Company:

              (i) a certificate or certificates evidencing the LDIG Purchase Shares, free and clear of any Encumbrances (other than those (x) imposed by federal or state securities laws or (y) placed thereon by or on behalf of the Company), registered in the name of the Company (or its designee; provided, that such designee is a direct or indirect wholly owned
               --------
     Subsidiary of the Company and agrees to be bound by all of the terms and provisions of this Agreement and the applicable Registration Rights Agreement that are applicable to the Company; and provided, further, that
                                                       --------  -------
     the Company shall not be relieved of liability for any of its obligations hereunder);

              (ii)     a receipt for the LDIG Share Purchase Price; and

              (iii) the certificates or other documents required to be delivered pursuant to Section 7.1(d).

     SECTION 2.3 Closing Deliveries and Payment for the Option or the
                 ----------------------------------------------------
Post-Option. (a) At the Option Closing or the Post-Option Closing, as
-----------
applicable, subject to the terms and conditions hereof, the Company shall deliver to Purchaser:

              (i) a certificate or certificates evidencing the PBV Units or Post-Option PBV Units, as the case may be, free and clear of any Encumbrances (other than those (x) imposed by federal or state securities laws or (y) placed thereon by or on behalf of Purchaser), registered in the name of Purchaser;

              (ii) a receipt for the Option Purchase Price or the Post-Option Purchase Price, as the case may be; and

              (iii) the certificates and other documents required to be delivered pursuant to Section 7.2(a).

     (b) At the Option Closing or the Post-Option Closing, as applicable, subject to the terms and conditions hereof, Purchaser shall deliver to the
Company:

              (i) if Purchaser elects to pay the Option Closing Price or Post-Option Closing Price:

                       (1) in cash, the Option Closing Price or Post-Option
                 Closing Price, as the case may be, by wire transfer of immediately available funds to an account designated by the Company at least two business days prior to the Option Closing Date or the Post-Option Closing Date, as the case may be;

                       (2) in shares of LDIG Common Stock, a certificate or
                 certificates evidencing the number of shares of LDIG Common Stock, free and clear of any Encumbrance (other than those (x) imposed by federal or state securities laws or (y) placed thereon by or on behalf of the Company), registered in the name of the Company (or its designee; provided, that such
                                                       --------
                 designee is a direct or indirect
                  wholly owned subsidiary of the Company and agrees to be bound by all of the terms and provisions of this Agreement and the applicable Registration Rights Agreement that are applicable to the Company; and provided, further, that the Company shall
                                      --------  -------
                  not be relieved of liability for any of its obligations hereunder), equal to the quotient (rounded to the nearest whole number) derived by dividing (i) in the case of the Option Closing, the Option Purchase Price by the average of the last reported sale price (or, if no sale price is reported on any day, the average of the high and low bid prices on such day) of a share of LDIG Common Stock on the National Market tier of the Nasdaq Stock Market ("Nasdaq") on each trading day
                                                    ------
                  (the "LDIG Average Market Price") during the period commencing
                        -------------------------
                  on the twentieth trading day prior to the Option Closing Date and ending on the fifth trading day prior to the Option Closing Date (the "LDIG Shares") or (ii) in the case of the
                                     -----------
                  Post-Option Closing, the Post-Option Purchase Price by the LDIG Average Market Price during the period commencing on the twentieth trading day prior to the Post-Option Closing Date and ending on the fifth trading day prior to the Post-Option Closing Date (the "Post-Option LDIG Shares"); or
                                     -----------------------

                        (3) in shares of Liberty Media Common Stock, a
                  certificate or certificates evidencing the number of shares of Liberty Media Common Stock, free and clear of any Encumbrance (other than those (x) imposed by federal or state securities laws or (y) placed thereon by or on behalf of the Company), registered in the name of the Company (or its designee; provided, that such designee is a direct or indirect wholly
                  --------
                  owned subsidiary of the Company and agrees to be bound by all of the terms and provisions of this Agreement and the applicable Registration Rights Agreement that are applicable to the Company; and provided, further, that the Company shall
                                      --------  -------
                  not be relieved of liability for any of its obligations hereunder), equal to the quotient (rounded to the nearest whole number) derived by dividing (i) in the case of the Option Closing, the Option Purchase Price by the average of the last reported sale price on the New York Stock Exchange ("NYSE") Composite Transactions Tape (or, if no sale price is reported on any day, the average of the high and low bid prices on such day) of a share of Liberty Media Common Stock on each trading day (the "Liberty Media Average Market Price")
                                            ----------------------------------
                  during the period commencing on the twentieth trading day prior to the Option Closing Date and ending on the fifth trading day prior to the Option Closing Date (the "Liberty
                                                                     -------
                  Media Shares") or (ii) in the case of the Post-Option Closing,
                  ------------
                  the Post-Option Purchase Price by the Liberty Media Average Market Price during the period commencing on the twentieth trading day prior to the Post-Option Closing Date and ending on the fifth trading day prior to the Post-Option Closing Date (the "Post-Option Liberty Media Shares");
                        --------------------------------

                  (ii) a receipt for the PBV Units or the Post-Option PBV Units, as applicable; and

                  (iii) the certificates and other documents required to be delivered pursuant to Section 7.2(b).

         (c) In the event that at the time Purchaser or Liberty Digital exercises the Option or the Post-Option or at the applicable Closing, the Liberty Digital Common Stock and/or the Liberty Media Common Stock is no longer traded on any national securities exchange or through the Nasdaq National Market, then Purchaser shall pay the Option Purchase Price or Post-Option Purchase Price in cash or the security described above that continues to be traded on a national securities exchange or through Nasdaq.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

      The Company hereby represents and warrants to Purchaser and solely with respect to Sections 3.4, 3.11, 3.12, 3.18 and 3.20, to Liberty Digital, as follows:

      SECTION 3.1 Organization, Good Standing and Qualification. The Company and
                  ---------------------------------------------
each of its Subsidiaries (as defined below) is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted, except for any failures by any of the Company's Subsidiaries to be so organized, qualified or in good standing as would not, either individually or in the aggregate, have a Material Adverse Effect (as defined below) with respect to the Company. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the applicable Registration Rights Agreement in the form of Exhibit A attached hereto (the "Registration Rights Agreement"), to consummate
                                -----------------------------
the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation or other entity in all jurisdictions in which the character or location of its activities and of the properties owned or operated by it makes such qualification necessary, except for any such failures to be so qualified, authorized or in good standing as would not, either individually or in the aggregate, have a Material Adverse Effect with respect to the Company. The Company has provided to Purchaser a complete and correct copy of its Certificate of Incorporation, as amended (the "Certificate"), and of its Amended and
                                   -----------
Restated Bylaws (the "Bylaws"), in each case as amended through the date hereof.
                      ------

      For the purposes of this Agreement, "Material Adverse Effect" with respect
                                           -----------------------
to any party shall mean a material adverse effect (i) on the business, operations, properties, assets, liabilities, financial condition or results of operations of such party and its Subsidiaries, taken as a whole, other than any effect resulting from general changes in economic conditions or the securities market generally, or (ii) on the ability of such party to perform its obligations under this Agreement and the applicable Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby.

      SECTION 3.2 Subsidiaries. As used herein, "Subsidiary" means (i) any
                  ------------                   ----------
corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the economic or voting interests or is the general partner. All shares of capital stock or other equity interests of any Subsidiary directly or indirectly owned by the Company have been duly authorized and validly issued, are fully paid and nonassessable and are directly or indirectly owned by the Company free and clear of any Encumbrance and have not been issued in violation of, nor subject to, any preemptive, subscription or other similar rights. "Encumbrance" means any security interest, pledge,
                       -----------
mortgage, lien (statutory or other), charge, option to purchase, lease, claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement).

      SECTION 3.3 Capitalization; Voting Rights. (a) As of the date hereof, the
                  -----------------------------
authorized capital of the Company consists of 250,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), of which (i) 2,000,000 were designated $10.00 Series D
 ---------------
Exchangeable Preferred Stock (the "Series D Preferred Stock"), (ii) 1,250,000
                                   ------------------------
were designated $9.20 Series F Exchangeable Preferred Stock (the "Series F
                                                                  --------
Preferred Stock"), and (iii) 2,500,000 were designated $8.625 Series H
---------------
Exchangeable Preferred Stock (the "Series H Preferred Stock").
                                   ------------------------

      (b) As of the close of business on March 28, 2000, (i) 148,607,539 shares of Common Stock were issued and outstanding, (ii) 2,146,746 shares of Common Stock were being held in treasury, and (iii) 2,000,000 shares of Series D Preferred Stock, 1,250,000 shares of Series F Preferred Stock, and 2,500,000 shares of Series H Preferred Stock, were issued and outstanding.

      (c) All issued and outstanding shares of the Company's capital stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, (iii) were issued, offered and sold in compliance with all applicable state and federal laws concerning the issuance, offer and sale of securities and (iv) were not issued in violation of, or subject to, any preemptive, subscription or other similar rights of any other Person (as defined below).

      (d) Except as set forth on Schedule 3.3(d) or in the Company's SEC Reports (as hereinafter defined), as of the date hereof, there are no outstanding subscriptions, options, calls, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company or any of its Subsidiaries of any of their securities, nor has the Company taken or agreed to take any action to issue or grant the same. Except as described in this Agreement or set forth on Schedule 3.3(d), as of the date hereof, (x) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any securities of the Company or any voting or equity securities or interests of any of its Subsidiaries, (y) there are no voting trust, proxy, stockholder or other agreements or understandings to which the Company or any of its Subsidiaries or, to the knowledge of the Company, any of its stockholders is a party or is bound with respect to the voting or transfer of the capital stock or other voting securities of the Company or any of its Subsidiaries and (z) there are no other subscriptions, options, calls, warrants or other rights (including registration rights, whether demand or piggyback registration rights), agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party. Except as set forth on Schedule 3.3(d), the consummation of the transactions contemplated by this Agreement and the applicable Registration Rights Agreement will not trigger the anti-dilution provisions or other price adjustment mechanisms of any subscriptions, options, calls, warrants, commitments, contracts, preemptive rights, rights of first refusal, demands, conversion rights or other agreements or arrangements of any character or nature whatsoever outstanding on the date hereof under which the Company is obligated to issue or acquire shares of any of its capital stock. The sale of the Shares is not and will not be subject to any preemptive rights, rights of first refusal, subscription or similar rights that have not been properly waived.

      (e) The Shares have been duly and validly authorized and when the Shares are issued and sold in accordance with the provisions of this Agreement, such shares will be duly authorized, validly issued, fully paid and nonassessable, will not be issued in violation of any preemptive, subscription or other similar rights of any Person and will be delivered to Purchaser free and clear of all Encumbrances (other than those (x) imposed by federal or state securities laws or (y) placed thereon by or on behalf of Purchaser).

      (f) The Warrants have been duly and validly authorized and when the Warrants are issued in accordance with the provisions of this Agreement, the Warrants will be duly authorized, validly issued and will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Warrant Agreements subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Warrant Shares have been duly and validly authorized and when the Warrant Shares are issued upon exercise of the Warrants in accordance with the term thereof, such shares will be duly authorized, validly issued, fully paid and nonassessable, will not be issued in violation of any preemptive, subscription or other similar rights of any Person and will be delivered to Purchaser free and clear of all Encumbrances (other than those (x) imposed by federal or state securities laws or (y) placed thereon by or on behalf of Purchaser).

      SECTION 3.4 Requisite Power and Authority. All corporate action on the
                  -----------------------------
 part of the Company, its officers, directors and stockholders necessary for the execution and delivery of this Agreement, the Warrant Agreement, and the applicable Registration Rights Agreement, the consummation of the transactions contemplated hereby and thereby and the performance of all obligations of the Company hereunder and thereunder has been taken or will be taken prior to the Purchase Closing. This Agreement has been, and the Warrant Agreement and the applicable

Registration Rights Agreement will be, duly executed and delivered by the Company. This Agreement is and the Warrant Agreement and the applicable Registration Rights Agreement (assuming due execution and delivery by Purchaser and/or Liberty Digital) will be legal, valid and binding obligations of the Company enforceable against it in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      SECTION 3.5 SEC Reports; Financial Statements. (a) The Company has filed
                  ---------------------------------
with the U.S. Securities and Exchange Commission (the "SEC") all forms, reports, schedules, proxy statements (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC Reports") required to be filed by the Company with the SEC since
     -----------
January 1, 1998. As of its date of filing, each of the Company's SEC Reports complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act of
                                       ------------
1933, as amended (the "Securities Act"), and the rules and regulations
                       --------------
promulgated thereunder, and none of such SEC Reports (including any and all financial statements included therein) contained when filed or (except to the extent revised or superceded by a subsequent filing with the SEC prior to the date hereof) contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      (b) Each of the consolidated financial statements (including the notes thereto) included in the Company's SEC Reports complied as to form, as of its date of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved
             ----
(except as may be indicated in the notes thereto) and fairly presents in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, subject (in the case of unaudited financial statements) to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto which are not expected to be material.

      SECTION 3.6 Undisclosed Liabilities. Except for (i) those liabilities that
                  -----------------------
are fully reflected or reserved for in the audited consolidated balance sheet of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 1999 as filed with the SEC, and (ii) liabilities incurred since December 31, 1999 in the ordinary course of business consistent with past practice, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise) that are material to the consolidated financial position of the Company which would be required to be set forth on a balance sheet prepared in accordance with GAAP.

      SECTION 3.7 Affiliate Agreements. (a) Except as disclosed in the Company's
                  --------------------
SEC Reports, there are no contracts, agreements, understandings or proposed transactions between the Company or any of its Subsidiaries and any of its officers, directors or Affiliates or any family member or Affiliate thereof that would be required to be disclosed pursuant to Item 404 of Regulation S-K of the SEC.

      (b) Neither the Company nor any of its Subsidiaries is, nor to the Company's knowledge is any other party to any "material contracts" within the meaning of Item 601 of Regulation S-K of the SEC (the "Material Contracts"), in
                                                       ------------------
default under, or in breach or violation of, any material term or condition of any Material Contract and, to the knowledge of the Company, no event has occurred which, with the giving of notice or passage of time or both would constitute a default of such a material term or condition by the Company or any other party under any Material Contract, other than any such events as would not, either individually or in the aggregate, have a Material Adverse Effect with respect to the Company. Other than Material Contracts which have terminated or expired in accordance with their terms, each of the Material Contracts is in full force and effect and (assuming due execution and delivery by the counterparties thereto) is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).

      SECTION 3.8 Absence of Certain Changes. (a) Except as set forth in
                  --------------------------
Schedule 3.3(d) or as disclosed in the Company's SEC Reports filed and publicly available prior to the date hereof, since December 31, 1999, no event, change or circumstance has occurred which has had, or would reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect with respect to the Company.

      (b) Except as set forth in the Company's SEC Reports filed and publicly available prior to the date hereof, since December 31, 1999, the Company and its Subsidiaries have carried on their respective businesses only in the ordinary and usual course consistent with their past practices.

      SECTION 3.9 Title to Properties and Assets; Liens, Condition, Etc. The
                  ------------------------------------------------------
Company and each of its Subsidiaries have good and marketable title to their respective properties and assets, and good title to their respective leasehold estates, in each case free and clear of any Encumbrance, other than (i) liens for current taxes not yet due and payable and (ii) possible minor Encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and its Subsidiaries, and which have not arisen other than in the ordinary course of business. The Company and each of its Subsidiaries are in compliance with all material terms of each material lease to which they are a party or are otherwise bound. All material properties, equipment and systems of the Company and its Subsidiaries are in good repair, working order and condition and are in material compliance with all applicable standards and rules imposed (a) by any governmental agency or authority in which such properties, equipment and systems are located, and (b) under any agreements with customers.

      SECTION 3.10 Intellectual Property. The Company and its Subsidiaries own
                   ---------------------
or have a valid license to use all trademarks, trade names, service marks, copyrights and other intellectual property (collectively, "Intellectual
                                                           ------------
Property") used by them in the conduct of their respective businesses, except
--------
where the failure to own or have a valid right to use any such Intellectual Property would not, either individually or in the aggregate, have a Material Adverse Effect with respect to the Company. Neither the Company nor any of its Subsidiaries has received any notice or other communication alleging that its usage of such Intellectual Property violates the intellectual property rights of any other person.

      SECTION 3.11 Compliance with Law; Other Instruments. Neither the Company
                   --------------------------------------
nor any of its Subsidiaries is in violation or default of (i) the Certificate or Bylaws or the organizational documents of any Subsidiary or (ii) of any judicial or administrative judgment, decision, decree, order, settlement, injunction, writ, stipulation, determination or award (each, an "Order") or any statute,
                                                     -----
law, ordinance, rule or regulation (each, a "Law") and has received no notice
                                             ---
of, and to the knowledge of the Company, no investigation or review is in process or threatened by any governmental authority with respect to, any violation or alleged violation of any Order or Law except, in the case of any Order or Law, where such violation or default would not, either individually or in the aggregate, have a Material Adverse Effect with respect to the Company. The execution, delivery and performance of this Agreement, the Warrant Agreement and the applicable Registration Rights Agreement, and the consummation of the transactions contemplated hereby (including the grant of the Option and the Post-Option and sale of the PBV Units or the Post-Option PBV Units upon exercise of the Option or the Post-Option, respectively) and thereby, will not result in
(i) any violation, or be in conflict with or constitute a default (with or without notice or lapse of time or both) under the Certificate or Bylaws or the organizational documents of any Subsidiary, (ii) any violation, or be in conflict with or constitute a default (with or without notice or lapse of time or both) under, any term or provision of, or any right of termination, cancellation or acceleration arising under any Material Contract, (iii) any violation under any Order or Law applicable to the Company or any of its Subsidiaries, its business or operations or any of its assets or properties or
(iv) result in the imposition of any Encumbrance on the business or material properties or assets of the Company or any of its Subsidiaries, except, in the case of the foregoing clauses (ii), (iii) and (iv), where such violation, default, investigation or review would not, either individually or in the aggregate, have a Material Adverse Effect with respect to the Company. The execution, delivery and performance of this Agreement, the Warrant Agreement and the applicable Registration Rights Agreement do not, and the consummation of the transactions contemplated hereby (including the grant of the Option and sale of the PBV Units upon the exercise of the Option) and thereby will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority or any other person, except as described on Schedule 3.11 and except where the failure to obtain any such consent, approval, authorization or other action or to make such filing or notification would not, either individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

      SECTION 3.12 Litigation. Except as described in the Company's SEC Reports
                   ----------
filed and publicly available prior to the date hereof, there is no claim, action, suit, audit, assessment, arbitration or inquiry, or any proceeding or, to the Company's knowledge, investigation, by or before any governmental authority (each, an "Action") pending, or to the Company's knowledge, currently
                     ------
threatened against the Company or any Subsidiary which would, either individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

      SECTION 3.13 Tax Matters. (a) Except as set forth on Schedule 3.13 and
                   -----------
except for such matters as would not, either individually or in the aggregate, have a Material Adverse Effect with respect to the Company, (i) all material Tax Returns (as defined below) that are required to be filed by or with respect to the Company and its Subsidiaries have been duly filed with the appropriate governmental agencies on or prior to the respective due dates (including any extensions thereof) for such Tax Returns, (ii) all material Taxes (as defined below) of the Company and its Subsidiaries due and payable, whether or not shown on the Tax Returns referred to in clause (i), have been paid in full, (iii) the Tax Returns referred to in clause (i) have been audited by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all material deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no material issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause
(i) are currently pending, (vi) no waiver of statutes of limitation have been given by or requested with respect to any Taxes of the Company or its Subsidiaries, (vii) there are no liens for Taxes on any asset of the Company or any of its Subsidiaries other than for current Taxes not yet due and payable, or if due, (A) not delinquent or (B) being contested in good faith by appropriate proceedings and (viii) no consent has been filed relating to the Company or any of its Subsidiaries pursuant to Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").
                       ----

      (b) For purposes of this Agreement, the term (i) "Taxes" means all taxes,
                                                        -----
charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, excise, property, sales and use, transfer, franchise, employment, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto, and (ii) "Tax Return" means any return, report, information return or other document
 ----------
(including any related or supporting information) filed or required to be filed with any taxing authority with respect to Taxes.

      SECTION 3.14 Employees. Neither the Company nor any of its Subsidiaries
                   ---------
has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the knowledge of the Company or any of its Subsidiaries, threatened with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of key employees. No employee of the Company or its Subsidiaries is bound by any contract, agreement or covenant that would interfere or conflict with or restrict in any way his or her full provision of services thereto, including any of the foregoing relating to trade secrets, confidential information or other Intellectual Property.

      SECTION 3.15 Environmental and Safety Laws. (a) Except as would not,
                   -----------------------------
either individually or in the aggregate, have a Material Adverse Effect with respect to the Company, neither the Company nor any of its Subsidiaries has failed to comply in any material respect with any Environmental Laws (as defined below).

      (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, neither the Company nor any of its Subsidiaries has Released (as defined below), generated or disposed of any Hazardous Substance (as defined below) in a manner which could reasonably be expected to give rise to a material liability under or relating to any Environmental Laws.

      (c) Except as would not, either individually or in the aggregate, have a Material Adverse Effect with respect to the Company, there is no claim under or relating to Environmental Laws pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the knowledge of the Company, pending or threatened against any other Person whose liability for any environmental claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law. Except as would not reasonably be expected to give rise to a material liability under or relating to any Environmental Laws, no real property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries has been impacted by any Release or threatened Release of any Hazardous Substance.

      (d) For purposes of this Agreement, the term (i) "Environmental Laws"
                                                        ------------------
means all applicable federal, foreign, state, local or municipal Laws or Orders or other legally binding requirements relating to pollution or the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.,
Section 9601, et seq., as amended ("CERCLA"), the Resource Conservation and
                                    ------
Recovery Act, 42 U.S.C. Section 6901, et seq., as amended, the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended, the Clean Water Act, 33 U.S.C. Section et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601 et seq., and the Occupational Safety and Health Act, 29 U.S.C. Section 651, et seq.; (ii) "Hazardous Substances" means any pollutant, contaminant, toxic substance,
 --------------------
hazardous waste, hazardous material, or hazardous substance, or any oil, petroleum or petroleum product, each as defined or listed in, or classified pursuant to, any Environmental Laws or any other substance or force that could result in liability under any Environmental Laws; and (iii) "Release" means any
                                                             -------
spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing (including, without limitation, the abandonment or discarding of barrels, containers and other receptacles).

      SECTION 3.16 Offering Valid. Assuming the accuracy of the representations
                   --------------
and warranties of the Purchaser contained in Section 4.2 hereof, no registration under the

Securities Act of the Shares or the Warrants is required for the offer, sale and issuance of the Shares or the Warrants as contemplated hereby or the issuance of the Warrant Shares upon exercise of the Warrants.

      SECTION 3.17 Permits. The Company and its Subsidiaries hold all licenses,
                   -------
permits, orders, consents, approvals, registrations, authorizations, qualifications and filings with and under all federal, state, local or foreign laws and governmental authorities and all industry or other non-governmental self-regulatory organizations (each, a "Permit") necessary for the lawful
                                        ------
conduct of their respective businesses as they are presently being conducted, except where the failure to so hold Permits would not, either individually or in the aggregate, have a Material Adverse Effect with respect to the Company. All Permits are in full force and effect in all material respects. The Company and its Subsidiaries have complied in all material respects with the terms of the Permits and there are no pending modifications, amendments or revocations of any Permits. All fees due and payable from the Company or any of its Subsidiaries to governmental authorities or other third parties pursuant to the Permits have been paid. There are no pending or, to the knowledge of the Company, threatened, suits, actions, proceedings or, to the Company's knowledge, investigations with respect to the possible revocation, cancellation, suspension, limitation or nonrenewal of any Permits, and there has occurred no event which (whether with notice or lapse of time or both) could reasonably be expected to result in or constitute the basis for such a revocation, cancellation, suspension, limitation or nonrenewal thereof.

      SECTION 3.18 No Broker. Neither the Company nor any of its Subsidiaries
                   ---------
has employed any broker or finder, or incurred any liability for any brokerage or finders' fees or any similar fees or commissions in connection with the transactions contemplated by this Agreement.

      SECTION 3.19 Organization, Good Standing and Qualification of PBV. PBV is
                   ----------------------------------------------------
a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted. PBV has all requisite corporate power and authority to execute and deliver the applicable Registration Rights Agreement, to consummate the transactions contemplated thereby and to perform its obligations thereunder. PBV is duly qualified and is authorized to do business and is in good standing as a foreign corporation or other entity in all jurisdictions in which the character or location of its activities and of the properties owned or operated by it makes such qualification necessary, except for any such failures to be so qualified, authorized or in good standing as would not, either individually or in the aggregate, have a Material Adverse Effect with respect to PBV. The Company has provided to Liberty Digital a complete and correct copy of PBV's organizational documents, in each case as amended through the date hereof.

      SECTION 3.20 Investment Representations. The Company acknowledges that the
                   --------------------------
LDIG Purchase Shares have not been registered under the Securities Act or under any state securities laws. The Company (a) is acquiring the LDIG Purchase Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, (b) is an "accredited investor" within the meaning of Regulation D,

Rule 501(a), promulgated by the SEC, (c) acknowledges that the LDIG Purchase Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act is available and (d) represents that by reason of its business or financial experience, the Company has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and the applicable Registration Rights Agreement. The Company acknowledges that it has had an opportunity to discuss Liberty Digital's business, management and financial affairs with Liberty Digital's management. The Company acknowledges that it has had an opportunity to ask questions of and receive answers from officers of Liberty Digital. The Company understands that such discussions, as well as any other written information issued by Liberty Digital, were intended to describe certain aspects of Liberty Digital's business and operations, but were not an exhaustive description.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

      Purchaser hereby represents and warrants to the Company as follows:

      SECTION 4.1 Requisite Power and Authority. Purchaser has all requisite
                  -----------------------------
power and authority to execute and deliver this Agreement, the Warrant Agreement and the applicable Registration Rights Agreement, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. All corporate action on Purchaser's part necessary for the execution and delivery of this Agreement, the Warrant Agreement and the applicable Registration Rights Agreement, the consummation of the transactions contemplated hereby and thereby and the performance of all obligations of Purchaser hereunder and thereunder has been or will be taken prior to the Purchase Closing. This Agreement has been and the Warrant Agreement and the applicable Registration Rights Agreement will be, duly executed and delivered by Purchaser. This Agreement, the Warrant Agreement and the applicable Registration Rights Agreement (assuming due execution and delivery by the Company and/or Liberty Digital) will be legal, valid and binding obligations of Purchaser, enforceable against it in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      SECTION 4.2 Investment Representations. Purchaser acknowledges that the
                  --------------------------
Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act or under any state securities laws. Purchaser (a) is acquiring the Shares, the Warrants and the Warrant Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, (b) is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the SEC, (c) acknowledges that the Shares, the Warrants and the Warrant Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act is available and (d) represents that by reason of its business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and the applicable Registration Rights Agreement. Purchaser acknowledges that it has had an opportunity to discuss the Company's business, management and financial affairs (including the business, management and financial affairs of PBV) with the Company's management. Purchaser acknowledges that it has had an opportunity to ask questions of and receive answers from officers of the Company. Purchaser understands that such discussions, as well as any other written information issued by the Company, were intended to describe certain aspects of the Company's business and operations, but were not an exhaustive description.

      SECTION 4.3 Litigation. Except as set forth in the Purchaser's SEC Reports
                  ----------
filed and publicly prior to the date hereof, there is no Action pending, or to Purchaser's knowledge, currently threatened against Purchaser which, would, individually or in the aggregate, have a Material Adverse Effect with respect to Purchaser.

      SECTION 4.4 No Broker. Purchaser has not employed any broker or finder, or
                  ---------
incurred any liability for any brokerage or finders' fees or any similar fees or commissions in connection with the transactions contemplated by this Agreement.


                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF LIBERTY DIGITAL
                -------------------------------------------------

      Liberty Digital hereby represents and warrants to the Company as follows:

      SECTION 5.1 Organization, Good Standing and Qualification. Liberty Digital
                  ---------------------------------------------
and each of its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted, except for any failures by any of Liberty Digital's Subsidiaries to be so organized, qualified or in good standing as would not, either individually or in the aggregate, have a Material Adverse Effect with respect to Liberty Digital. Liberty Digital has all requisite corporate power and authority to execute and deliver this Agreement and the applicable Registration Rights Agreement, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. Liberty Digital and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation or other entity in all jurisdictions in which the character or location of its activities and of the properties owned or operated by it makes such qualification necessary, except for any such failures to be so qualified, authorized or in good standing as would not, either individually or in the aggregate, have a Material Adverse Effect with respect to Liberty Digital. Liberty Digital has provided to the Company a complete and correct copy of its Certificate of Incorporation, as amended (the "Liberty Certificate"), and of its
                                               -------------------
Bylaws (the "Liberty Bylaws"), in each case as amended through the date hereof.
             --------------

      SECTION 5.2 Subsidiaries. All shares of capital stock or other equity
                  ------------
interests of any Subsidiary directly or indirectly owned by Liberty Digital have been duly authorized and validly issued, are fully paid and nonassessable and are directly or indirectly owned by Liberty Digital free and clear of any Encumbrance and have not been issued in violation of, nor subject to, any preemptive, subscription or other similar rights.

      SECTION 5.3 Capitalization; Voting Rights. (a) The authorized capital
                  -----------------------------
stock of Liberty Digital consists of (i) 1,755,000,000 shares of common stock, par value $.01 per share, of which (A) 1,000,000,000 shares are LDIG Common Stock and (B) 755,000,000 shares are Series B common stock ("LDIG Series B Stock") and (ii) 5,000,000 shares of preferred stock, par value $.01 per share, of which 150,000 shares are designated as Class B Preferred Stock ("LDIG Preferred Stock").

      (b) As of the close of business on January 31, 2000 (i) 26,638,479 shares of LDIG Common Stock and 171,950,167 shares of LDIG Series B Stock were issued and outstanding, respectively, (ii) no shares of LDIG Common Stock were in treasury, (iii) 171,950,167 shares of LDIG Common Stock were reserved for issuance upon conversion of shares of LDIG Series B Stock, (iv) 25,764,600 shares of LDIG Series B Stock was reserved for issuance upon conversion of the LDIG Preferred Stock, and (v) 150,000 shares of LDIG Preferred Stock were issued and outstanding. As of December 31, 1999, 2,514,531 shares of LDIG Common Stock were reserved for future issuance to employees pursuant to outstanding stock options under Liberty Digital's stock option plans.

      (c) All issued and outstanding shares of Liberty Digital's capital stock
(i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, (iii) were issued, offered and sold in compliance with all applicable state and federal laws concerning the issuance, offer and sale of securities and (iv) were not issued in violation of, or subject to, any preemptive, subscription or other similar rights of any other Person.

      (d) Except as set forth in Liberty Digital's SEC Reports, as of the date hereof, (x) there are no outstanding obligations of Liberty Digital or any of its Subsidiaries to repurchase, redeem or otherwise acquire any securities of Liberty Digital or any voting or equity securities or interests of any of its Subsidiaries, and (y) there are no voting trust, proxy, stockholder or other agreements or understandings to which Liberty Digital or any of its Subsidiaries or, to the knowledge of Liberty Digital, any of its stockholders is a party or is bound with respect to the voting or transfer of the capital stock or other voting securities of Liberty Digital or any of its Subsidiaries. The consummation of the transactions contemplated by this Agreement and the applicable Registration Rights Agreement will not trigger the anti-dilution provisions or other price adjustment mechanisms of any subscriptions, options, calls, warrants, commitments, contracts, preemptive rights, rights of first refusal, demands, conversion rights or other agreements or arrangements of any character or nature whatsoever outstanding on the date hereof under which Liberty Digital is or may be obligated to issue or acquire shares of any of its capital stock. The sale of the LDIG Shares is not and will not be subject to any preemptive rights, rights of first refusal, subscription or similar rights that have not been properly waived.

      (e) The LDIG Purchase Shares have been duly and validly authorized and when the LDIG Purchase Shares are issued and sold in accordance with the provisions of this Agreement and the Option, such shares will be duly authorized, validly issued, fully paid and nonassessable, will not be issued in violation of any preemptive, subscription or other similar rights of any Person and will be delivered to the Company free and clear of all Encumbrances (other than those (x) imposed by federal or state securities laws or (y) placed thereon by or on behalf of the Company).

      SECTION 5.4 Authorization; Binding Obligations. All corporate action on
                  ----------------------------------
the part of Liberty Digital, its officers, directors and stockholders necessary for the execution and delivery of this Agreement and the applicable Registration Rights Agreement, the consummation of the transactions contemplated hereby and thereby and the performance of all obligations of Liberty Digital hereunder and thereunder has been taken or will be taken prior to the Purchase Closing. This Agreement has been, and the applicable Registration Rights Agreement will be, duly executed and delivered by Liberty Digital. This Agreement is and the applicable Registration Rights Agreement (assuming due execution and delivery by the Company and Purchaser) will be legal, valid and binding obligations of Liberty Digital enforceable against it in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      SECTION 5.5 SEC Reports; Financial Statements. (a) Liberty Digital has
                  ---------------------------------
filed with the SEC all SEC Reports required to be filed by Liberty Digital with the SEC since January 1, 1998. As of its date of filing, each of Liberty Digital's SEC Reports complied in all material respects with the requirements of the Exchange Act or the Securities Act, and the rules and regulations promulgated thereunder, and none of such SEC Reports (including any and all financial statements included therein) contained when filed or (except to the extent revised or superceded by a subsequent filing with the SEC prior to the date hereof) contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      (b) Each of the consolidated financial statements (including the notes thereto) included in Liberty Digital's SEC Reports complied as to form, as of its date of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presents in all material respects the consolidated financial position of Liberty Digital and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, subject (in the case of unaudited financial statements) to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto which are not expected to be material.

      SECTION 5.6 Undisclosed Liabilities. Except for (i) those liabilities that
                  -----------------------
are fully reflected or reserved for in the audited consolidated balance sheet of Liberty Digital as of December 31, 1999 and (ii) liabilities incurred since December 31, 1999 in the ordinary course of business consistent with past practice, neither Liberty Digital nor any of its Subsidiaries has any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise) that are material to the consolidated financial position of Liberty Digital which would be required to be set forth on a balance sheet prepared in accordance with GAAP.

      SECTION 5.7 Affiliate Agreements. (a) Except as disclosed in Liberty
                  --------------------
Digital's SEC Reports, there are no contracts, agreements, understandings or proposed transactions between Liberty Digital or any of its Subsidiaries and any of its officers, directors or Affiliates or any family member or Affiliate thereof that would be required to be disclosed pursuant to Item 404 of Regulation S-K of the SEC.

      (b) Neither Liberty Digital nor any of its Subsidiaries is, nor to Liberty Digital's knowledge is any other party to any Material Contract, in default under, or in breach or violation of, any material term or condition of any Material Contract and, to the knowledge of Liberty Digital, no event has occurred which, with the giving of notice or passage of time or both would constitute a default of such a material term or condition by Liberty Digital or any other party under any Material Contract, other than such events as would not, either individually or in the aggregate, have a Material Adverse Effect with respect to Liberty Digital. Other than Material Contracts which have terminated or expired in accordance with their terms, each of the Material Contracts is in full force and effect and (assuming due execution and delivery by the counterparties thereto) is a legal, valid and binding obligation of Liberty Digital enforceable against Liberty Digital in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).

      SECTION 5.8 Absence of Certain Changes. (a) Except as disclosed in Liberty
                  --------------------------
Digital's SEC Reports filed and publicly available prior to the date hereof, since December 31, 1999, no event, change or circumstance has occurred which has had, or would reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect with respect to Liberty Digital.

      (b) Except as set forth in Liberty Digital's SEC Reports filed and publicly available prior to the date hereof, since December 31, 1999, Liberty Digital and its Subsidiaries have carried on their respective businesses only in the ordinary and usual course consistent with their past practices.

      SECTION 5.9 Title to Properties and Assets; Liens, Condition, Etc. Liberty
                  ------------------------------------------------------
Digital and each of its Subsidiaries have good and marketable title to their respective properties and assets, and good title to their respective leasehold estates, in each case free and clear of any Encumbrance, other than (i) liens for current taxes not yet due and payable and (ii) possible minor Encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of Liberty Digital and its Subsidiaries, and which have not arisen other than in the ordinary course of business. Liberty Digital and each of its Subsidiaries are in compliance with all material terms of each material lease to which they are a party or are otherwise bound. All material properties, equipment and systems of Liberty Digital and its Subsidiaries are in good repair, working order and condition and are in material compliance with all applicable standards and rules imposed (a) by any governmental agency or authority in which such properties, equipment and systems are located, and (b) under any agreements with customers.

      SECTION 5.10 Intellectual Property. Liberty Digital and its Subsidiaries
                   ---------------------
own or have a valid license to use all Intellectual Property used by them in the conduct of their respective businesses, except where the failure to own or have a valid right to use any such Intellectual Property would not, either individually or in the aggregate, have a Material Adverse Effect with respect to Liberty Digital. Neither Liberty Digital nor any of its Subsidiaries has received any notice or other communication alleging that its usage of such Intellectual Property violates the intellectual property rights of any other person.

      SECTION 5.11 Compliance with Law; Other Instruments. Neither Liberty
                   --------------------------------------
Digital nor any of its Subsidiaries is in violation or default of (i) the Liberty Certificate or Liberty Bylaws or the organizational documents of any Subsidiary or (ii) any Order or Law and has received no notice of, and to the knowledge of Liberty Digital, no investigation or review is in process or threatened by any governmental authority with respect to, any violation or alleged violation of any Order or Law except, in the case of any Order or Law, where such violation or default would not, either individually or in the aggregate, have a Material Adverse Effect with respect to Liberty Digital. The execution, delivery and performance of this Agreement and the applicable Registration Rights Agreement, and the consummation of the transactions contemplated hereby (including the grant and any exercise of the Option) and thereby, will not result in (i) any violation, or be in conflict with or constitute a default (with or without notice or lapse of time or both) under the Liberty Certificate or Liberty Bylaws or the organizational documents of any Subsidiary, (ii) any violation, or be in conflict with or constitute a default (with or without notice or lapse of time or both) under, any term or provision of, or any right of termination, cancellation or acceleration arising under any Material Contract, (iii) any violation under any Order or Law applicable to Liberty Digital or any of its Subsidiaries, its business or operations or any of its assets or properties or (iv) result in the imposition of any Encumbrance on the business or material properties or assets of Liberty Digital or any of its Subsidiaries, except, in the case of the foregoing clauses (ii), (iii) and (iv), where such violation, default, investigation or review would not, either individually or in the aggregate, have a Material Adverse Effect with respect to Liberty Digital. The execution, delivery and performance of this Agreement and the applicable Registration Rights Agreement do not, and the consummation of the transactions contemplated hereby (including the grant of the Option and the any exercise of the Option) and thereby will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority or any other person, and except where the failure to obtain any such consent, approval, authorization or other action or to make such filing or notification would not, either individually or in the aggregate, have a Material Adverse Effect with respect to Liberty Digital.

      SECTION 5.12 Litigation. Except as set forth in Liberty Digital's SEC
                   ----------
Reports filed and publicly available prior to the date of this Agreement, there is no Action pending, or to Liberty Digital's knowledge, currently threatened against Liberty Digital or any Subsidiary which would, either individually or in the aggregate, have a Material Adverse Effect with respect to Liberty Digital.

      SECTION 5.13 Tax Matters. Except as set forth in a letter delivered to the
                   -----------
Company on or before April 5, 2000 and except for such matters as would not, either individually or in the aggregate, have a Material Adverse Effect with respect to Liberty Digital, (i) all material Tax Returns that are required to be filed by or with respect to Liberty Digital and its Subsidiaries and each affiliated group (within the meaning of Section 1504(a) of the Code) of which they are members (an "Affiliated Group") have been duly filed with the appropriate governmental agencies on or prior to the respective due dates (including any extensions thereof) for such Tax Returns, (ii) all material Taxes of Liberty Digital, its Subsidiaries and any Affiliated Group due and payable, whether or not shown on the Tax Returns referred to in clause (i), have been paid in full, (iii) the Tax Returns referred to in clause (i) have been audited by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all material deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no material issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, (vi) no waiver of statutes of limitation have been given by or requested with respect to any Taxes of Liberty Digital, its Subsidiaries or any Affiliated Group, (vii) there are no liens for Taxes on any asset of Liberty Digital or any of its Subsidiaries other than for current Taxes not yet due and payable, or if due, (A) not delinquent or (B) being contested in good faith by appropriate proceedings and (viii) no consent has been filed relating to Liberty Digital or any of its Subsidiaries pursuant to Section 341(f) of the Code.

      SECTION 5.14 Employees. Neither Liberty Digital nor any of its
                   ---------
Subsidiaries has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the knowledge of Liberty Digital or any of its Subsidiaries, threatened with respect to Liberty Digital or any of its Subsidiaries. Neither Liberty Digital nor any of its Subsidiaries is aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with Liberty Digital or any of its Subsidiaries, nor does Liberty Digital or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of key employees, except that Liberty Digital has announced the closure of its New York office. No employee of Liberty Digital or its Subsidiaries is bound by any contract, agreement or covenant that would interfere or conflict with or restrict in any way his or her full provision of services thereto, including any of the foregoing relating to trade secrets, confidential information or other Intellectual Property.

      SECTION 5.15 Environmental and Safety Laws. (a) Except as would not,
                   -----------------------------
either individually or in the aggregate, have a Material Adverse Effect with respect to Liberty Digital, neither Liberty Digital nor any of its Subsidiaries has failed to comply in any material respect with any Environmental Laws.

      (b) Except as would not, either individually or in the aggregate, have a Material Adverse Effect with respect to Liberty Digital, neither Liberty Digital nor any of its Subsidiaries has Released, generated or disposed of any Hazardous Substance in a manner which could reasonably be expected to give rise to a material liability under or relating to any Environmental Laws.

      (c) Except as would not, either individually or in the aggregate, have a Material Adverse Effect with respect to Liberty Digital, there is no claim under or relating to Environmental Laws pending or, to the knowledge of Liberty Digital, threatened against Liberty Digital or any of its Subsidiaries or, to the knowledge of Liberty Digital, pending or threatened against any other Person whose liability for any environmental claim Liberty Digital or any of its Subsidiaries has retained or assumed either contractually or by operation of law. Except as would not reasonably be expected to give rise to a material liability under or relating to any Environmental Laws, no real property currently or formerly owned, operated or leased by Liberty Digital or any of its Subsidiaries has been impacted by any Release or threatened Release of any Hazardous Substance.

      SECTION 5.16 Offering Valid. Assuming the accuracy of the representations
                   --------------
and warranties of the Company contained in Section 3.20 hereof, no registration under the Securities Act of the LDIG Purchase Shares is required for the offer, sale and issuance of the LDIG Purchase Shares as contemplated hereby.

      SECTION 5.17 Permits. Liberty Digital and its Subsidiaries hold all
                   -------
Permits necessary for the lawful conduct of their respective businesses as they are presently being conducted, except where the failure to so hold Permits would not, either individually or in the aggregate, have a Material Adverse Effect with respect to Liberty Digital. All Permits are in full force and effect in all material respects. Liberty Digital and its Subsidiaries have complied in all material respects with the terms of the Permits and there are no pending modifications, amendments or revocations of any Permits. All fees due and payable from Liberty Digital or any of its Subsidiaries to governmental authorities or other third parties pursuant to the Permits have been paid. There are no pending or, to the knowledge of Liberty Digital, threatened, suits, actions, proceedings or, to Liberty Digital's knowledge, investigations with respect to the possible revocation, cancellation, suspension, limitation or nonrenewal of any Permits, and there has occurred no event which (whether with notice or lapse of time or both) could reasonably be expected to result in or constitute the basis for such a revocation, cancellation, suspension, limitation or nonrenewal thereof.

      SECTION 5.18 No Broker. Neither Liberty Digital nor any of its
                   ---------
Subsidiaries has employed any broker or finder, or incurred any liability for any brokerage or finders' fees or any similar fees or commissions in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS
                              ---------------------

      SECTION 6.1 Access. (a) During the period from the date of this Agreement
                  ------
until the earlier to occur of the Option Closing Date or the Option Expiration Date, each of the Company and Liberty Digital shall, and shall cause its Subsidiaries, officers, directors, employees, auditors and other agents to, (a) afford the officers, employees, auditors and other agents of the other parties hereto, during normal business hours reasonable access at all reasonable times to its officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records, (b) furnish the other parties with all financial, operating and other data and information as such party, through its officers, employees or agents, may from time to time reasonably request and (c) afford the other parties the opportunity to discuss its affairs, finances and accounts (including, in the case of the Company, the affairs, finances and accounts of PBV and of the Subsidiaries the assets of which are to be covered (in whole of in part) by the License Agreement) with its officers on a regular basis.

      (b) Each of the parties hereto agrees that it shall keep all information furnished to it pursuant to Section 6.1(a) or otherwise by any other party hereto regarding such party's business or operations, and any analyses, compilations, forecasts, and/or other documents prepared by the receiving party containing or based in whole or in part on any such furnished information (collectively, the "Information"), confidential and will not publicly disclose
                    -----------
any of the Information except (i) as may be consented to by the furnishing party and (ii) as required by law, regulation or legal or judicial process; provided,
                                                                      --------
that where such disclosure is required, the receiving party shall provide the furnishing party with a reasonable opportunity to review the disclosure, to the extent practicable before it is made, and to interpose its own objections to, or seek to limit, the disclosure at its own expense. The Information does not include any information which (i) is or becomes publicly available other than as a result of a disclosure by any receiving party hereunder, (ii) is already in any party's possession, provided that such information is not known by such party to be subject to any legal or contractual obligation of confidentiality owed to the furnishing party, (iii) is or becomes available to any receiving party on a non-confidential basis from a source other than the furnishing party (provided, that such source is not known by the receiving party to be subject to
 --------
any legal or contractual obligation to the furnishing party to keep such information confidential), or (iv) is independently developed by any party hereto without violating any of its obligations under this Section 6.1.

SECTION 6.2 Efforts. (a) Each party hereto agrees to use commercially reasonable
            -------
efforts to take any and all actions required in order to consummate the transactions contemplated in this Agreement, the Warrant Agreement and the applicable Registration Rights Agreement.

      (b) Purchaser and the Company agree to use their reasonable best efforts and to negotiate in good faith after the date hereof and prior to the Purchase Closing Date to agree on the Warrant Agreement, with the terms set forth in Exhibit B hereto and in form and substance reasonably satisfactory to each such party.

      SECTION 6.3 Regulatory and Other Authorizations; Notices and Consents. (a)
                  ---------------------------------------------------------
Each of the parties hereto shall promptly make any and all filings which they are required to make under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), for the sale of the Shares, the Warrants, the
                       -------
Warrant Shares, the PBV Units and the LDIG Purchase Shares and agrees to furnish the other parties hereto with such necessary information and reasonable assistance as such party may reasonably request in connection with the preparation of any necessary filings or submissions to the Federal Trade Commission ("FTC") or the Antitrust Division of the U.S. Department of Justice
             ---
(the "Antitrust Division"), including any filings or notices necessary under the
      ------------------
HSR Act. Any such actions with respect to the exercise of the Option shall be taken by the Company at such times as Liberty Digital reasonably shall so request. Each of the parties hereto shall, at its own expense, use all reasonable efforts to respond to any request for additional information, or other formal or informal request for information, witnesses or documents which may be made by any governmental authority pertaining to it with respect to the sale of the Shares, the Warrants, the Warrant Shares, the PBV Units and the LDIG Purchase Shares and shall keep the other parties hereto fully apprised of its actions with respect thereto.

      (b) Each of the parties hereto shall use their commercially reasonable efforts to give such notices and obtain all other authorizations, consents, orders and approvals of all governmental authorities and other third parties that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, the Warrant Agreement, the Option and the applicable Registration Rights Agreement and will cooperate fully with the other parties hereto in promptly seeking to obtain all such authorizations, consents, orders and approvals. Notwithstanding the foregoing, no party nor any of its Affiliates shall be required to dispose of any assets, or agree to any material limitations on any of its operations, as a condition to obtaining any such authorization, consent, order or approval.

      SECTION 6.4 Transfer Restrictions. (a) The Shares. Purchaser agrees that
                  ---------------------
it shall not, without the prior written consent of the Company, directly or indirectly sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of ("Transfer"), any of the Shares at any time prior to the first anniversary of
  --------
the Purchase Closing Date, other than (x) to a Subsidiary of Purchaser (a "Purchaser Permitted Transferee"); provided, that (i) the Purchaser Permitted
 ------------------------------    --------
Transferee must agree in writing to be bound by the terms of this Agreement and the applicable Registration Rights Agreement, and (ii) such a Transfer shall not relieve Purchaser of any of its liabilities or obligations hereunder, and (y) a pledge of the Shares, in whole or in part, by Purchaser or such Purchaser Permitted Transferee to secure bona fide indebtedness; provided, that the
                                                       --------
pledgee agrees with the Company to be bound hereby in the event of a foreclosure with the same effect as if it were named herein in lieu of Purchaser and no such pledge shall relieve Purchaser of any of its liabilities or obligations hereunder.

      (b) The Warrants and the Warrant Shares. Purchaser agrees that it shall not, without the prior written consent of the Company, directly or indirectly Transfer any of the Warrants or the Warrant Shares at any time prior to the first anniversary of the Purchase Closing

Date, other than (x) to a Purchaser Permitted Transferee; provided, that (i) the
                                                          --------
Purchaser Permitted Transferee must agree in writing to be bound by the terms of this Agreement, the Warrant Agreement and the applicable Registration Rights Agreement, and (ii) such a Transfer shall not relieve Purchaser of any of its liabilities or obligations hereunder, and (y) a pledge of the Warrant or the Warrant Shares, in whole or in part, by Purchaser or such Purchaser Permitted Transferee to secure bona fide indebtedness; provided, that the pledgee agrees
                                             --------
with the Company to be bound hereby in the event of a foreclosure with the same effect as if it were named herein in lieu of Purchaser and no such pledge shall relieve Purchaser of any of its liabilities or obligations hereunder.

      (c) The LDIG Purchase Shares. The Company agrees that it shall not, without the prior written consent of Liberty Digital, directly or indirectly Transfer any of the LDIG Purchase Shares at any time prior to the first anniversary of the Purchase Closing Date, other than (x) to a Subsidiary of the Company (a "Company Permitted Transferee"); provided, that (i) the Company
            ----------------------------    --------
Permitted Transferee must agree in writing to be bound by the terms of this Agreement and the applicable Registration Rights Agreement, and (ii) such a Transfer shall not relieve the Company of any of its liabilities or obligations hereunder, and (y) a pledge of the LDIG Purchase Shares, in whole or in part, by the Company or such Company Permitted Transferee to secure bona fide indebtedness; provided, that the pledgee agrees with Liberty to be bound hereby
              --------

in the event of a foreclosure with the same effect as if it were named herein in lieu of the Company and no such pledge shall relieve the Company of any of its liabilities or obligations hereunder.

      (d) The PBV Units. Purchaser agrees that, in the event that Purchaser acquires the PBV Units, it shall not, without the prior written consent of PBV, Transfer any of the PBV Units at any time prior to the first anniversary of the Option Closing Date, other than (x) to a Subsidiary of Purchaser (a "Purchaser
                                                                     ---------
Permitted Transferee"); provided, that (i) the Purchaser Permitted Transferee
--------------------    --------
must agree in writing to be bound by the terms of this Agreement and the applicable Registration Rights Agreement, and (ii) such a Transfer shall not relieve Purchaser of any of its liabilities or obligations hereunder, and (y) a pledge of the Shares, in whole or in part, by Purchaser or such Purchaser Permitted Transferee to secure bona fide indebtedness; provided, that the
                                                       --------
pledgee agrees with PBV to be bound hereby in the event of a foreclosure with the same effect as if it were named herein in lieu of Purchaser and no such pledge shall relieve Purchaser of any of its liabilities or obligations hereunder.

      (e) The LDIG Shares or Liberty Media Shares. The Company agrees that, in the event that the Company acquires the LDIG Shares or the Liberty Media Shares, it shall not, without the prior written consent of Purchaser, Transfer any of such shares at any time prior to the first anniversary of the Option Closing Date, other than (x) to a Company Permitted Transferee; provided, that (i) the
                                                        --------
Company Permitted Transferee must agree in writing to be bound by the terms of this Agreement and the applicable Registration Rights Agreement, and (ii) such a Transfer shall not relieve the Company of any of its liabilities or obligations hereunder, and (y) a pledge of the Shares, in whole or in part, by the Company or such Company Permitted Transferee to secure bona fide indebtedness; provided,
                                                                       --------
that the pledgee agrees with Purchaser to be bound hereby in the event of a foreclosure with the same effect as if it were named herein in lieu of the Company and no such pledge shall relieve the Company of any of its liabilities or obligations hereunder.

      (f) Legend. Upon original issuance thereof and until such time as the same is no longer required by the applicable requirements of the Securities Act, certificates representing the Shares, the Warrants, the Warrant Shares, the PBV Units, the LDIG Purchase Shares, the LDIG Shares, the Liberty Media Shares, the Post-Option PBV Units, the Post-Option LDIG Shares and the Post-Option Liberty Media Shares (and all securities issued in exchange or substitution therefor) shall bear the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR WITH ANY STATE SECURITIES COMMISSIONER, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY
                  THE HOLDER IN THE ABSENCE OF A REGISTRATION
                  STATEMENT WHICH IS EFFECTIVE UNDER THE
                  SECURITIES ACT OF 1933 OR AN APPLICABLE EXCEPTION THEREFROM. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THE STOCK PURCHASE AGREEMENT DATED AS OF MARCH 29, 2000, AMONG PRIMEDIA INC., LIBERTY MEDIA CORPORATION, AND LIBERTY DIGITAL, INC., A COPY OF WHICH IS ON FILE WITH [PRIMEDIA INC.] [PRIMEDIA BROADBAND VIDEO, LLC] [LIBERTY DIGITAL, INC.][AT&T CORP.]

      SECTION 6.5 Registration Rights. (a) At the Purchase Closing, the Company
                  -------------------
and Purchaser shall enter into a Registration Rights Agreement and the Company and Liberty Digital shall enter into a Registration Rights Agreement, each substantially in the form attached as Exhibit A hereto. Prior to the Purchase Closing, the parties agree to negotiate in good faith with respect to the appropriate limits on the number of shares that can be included in a demand registration with respect to the shares of Liberty Digital or PBV issued or issuable hereunder in an effort to mitigate the impact of the potential adverse affect such a registration could have on the volatility and market price of the securities subject to each such agreement.

      (b) At the Option Closing, (i) (x) if the Option Purchase Price is paid in LDIG Shares, the Company and Liberty Digital shall enter into a Registration Rights Agreement and (y) if the Option Purchase Price is paid in Liberty Media Shares, Purchaser shall cause AT&T to enter into a Registration Rights Agreement and (ii) PBV and Purchaser shall enter into a Registration Rights Agreement, each substantially in the form attached as Exhibit A hereto.

      SECTION 6.6 Further Strategic Relationships. The Company and Purchaser
                  -------------------------------
will jointly evaluate other strategic relationships in the broadband video area.

      SECTION 6.7 Adjustment to the Option Purchase Price or the Post-Option
                  ----------------------------------------------------------
Purchase Price. The parties hereto agree that, if the price paid for each PBV
--------------
Unit or Post-Option PBV Unit (in each case, appropriately adjusted to reflect any recapitalization or reorganization of PBV undertaken in connection with an initial public offering of PBV) (the per unit price paid by Liberty Digital for the PBV Units or Post-Option PBV Units being herein referred to as the "Per
                                                                        ---
Share PBV Price") exceeds one-half of the gross per share or per unit price at
---------------
which an initial public offering of PBV is consummated (the "IPO Price"), then
                                                             ---------
the Company shall remit to Purchaser within five business days after the closing of the initial public offering of PBV, an amount equal to the product of (A) the difference between (x) the Per Share PBV Price and (y) one-half the IPO Price, multiplied by (B) the number of PBV Units or Post-Option PBV Units (in each case, appropriately adjusted to reflect any recapitalization or reorganization of PBV undertaken in connection with an initial public offering of PBV) (the "Adjustment Value"). The payment of the Adjustment Value shall be made by the
 ----------------
Company, at its option, in either (i) cash or (ii) if the Option Purchase Price or Post-Option Purchase Price was paid with shares of LDIG Common Stock or Liberty Media Common Stock, by delivery of a certificate or certificates evidencing the number of shares of LDIG Common Stock or Liberty Media Common Stock, free and clear of any Encumbrances (other than those (x) imposed by federal or state securities laws or (y) placed thereon by or on behalf of Purchaser), equal to the quotient (rounded to the nearest whole number) derived by dividing the Adjustment Value by the Average Market Price of a share of LDIG Common Stock or Liberty Media Common Stock, as applicable, that was used to determine the number of LDIG Shares or Post-Option LDIG Shares, as applicable, or Liberty Media Shares or Post-Option Liberty Media Shares, as applicable, to be delivered pursuant to Section 2.3(b)(i).

      SECTION 6.8 Public Announcements. Neither Purchaser nor Liberty Digital,
                  --------------------
on the one hand, nor the Company, on the other hand, will issue any press release or public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the other parties hereto, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with the NYSE or Nasdaq. In addition to the foregoing, Purchaser, Liberty Digital and the Company will consult to the extent reasonably practicable with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statement. The parties agree that the initial press release or releases to be issued by or on behalf of the parties with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

      SECTION 6.9 Confidentiality. No party hereto shall publicly disclose, by
                  ---------------
any means, the scope and nature of the registration rights which such party enjoys pursuant to this Agreement and the applicable Registration Rights Agreement, except as may be required by applicable law or court process. This obligation of confidentiality shall last indefinitely, regardless of the termination of this Agreement in accordance with Section 8.11 hereof.

      SECTION 6.10 No-Solicitation. Each of the parties hereto agrees that,
                   ---------------
during the period beginning on the date hereof and ending on the second anniversary of the Purchase Closing Date, it will not, directly or indirectly, without the prior written consent of the appropriate party, (i) hire or enter into any services contract with any current officer, director or employee of any other party or any of such party's Subsidiaries, or (ii) induce or attempt to induce or otherwise counsel or encourage any current officer, director or employee of any other party or any of such party's Subsidiaries with whom such party has had contact in the course of its consideration of the transactions contemplated hereby to leave or otherwise terminate such person's relationship with his or her current employer; provided,
                                                                       --------
however, that the foregoing shall not (x) prohibit any such actions pursuant to a general employment advertisement published in a newspaper or other publication of general circulation, (y) prevent any party from hiring any such person who contacts it on his or her own initiative without any solicitation by or encouragement from such party or (z) prevent any party from hiring any such person who has been terminated by any other party or any of such party's Subsidiaries prior to the commencement of employment discussions.

      SECTION 6.11 Formation of PBV; IPO. (a) The parties agree that the assets
                   ---------------------
of PBV shall include a licensing agreement (the "Licensing Agreement"),
                                                 -------------------
containing commercially reasonable terms, pursuant to which PBV shall have a non-exclusive license to utilize any and all consumer video and other assets (whether in print or any other medium), whether currently in existence or hereafter developed or acquired, of the Company and its Subsidiaries (the "Licensed Assets") for the development, promotion, distribution, sale or other
 ---------------
exploitation of consumer-oriented broadband video, interactive video and streaming video products and services; provided, however, such assets shall not
                                       --------  -------
include the educational video assets of the Company or its Subsidiaries, including those of Channel One Corporation and Films for the Humanities and Sciences, unless the Company, in its sole discretion, elects to include such educational video assets. The exploitation of the Licensed Assets will not extend to services that have traditionally been delivered by television, cable and satellite television program services or to traditional videocassettes or similar medium. "Commercially reasonable terms" means terms, including royalties, that are no less favorable to PBV than those that could be obtained in an arm's length negotiations with unrelated third parties who are not Affiliates of the Company.

      (b) Commencing on the date hereof, the parties shall use their good faith and commercially reasonable efforts to, as promptly as reasonably practicable,
(i) identify the assets of the Company and its Subsidiaries that are to be licensed to PBV pursuant to the License Agreement, (ii) determine the terms of the License Agreement and (iii) agree on the fair market value of the PBV Units for purposes of Section 1.3.

      (c) If the Option is exercised, then the Company shall use its commercially reasonable efforts (x) to cause the business of PBV to be conducted in a manner that will permit PBV to effect an underwritten public offering (an "IPO") within eighteen (18) months of the Option Closing Date and, (y) subject
 ---
to market conditions, to cause PBV to effect an IPO within such eighteen month period and if the Option is not exercised, then the Company shall use its commercially reasonable efforts to cause the business of PBV to be conducted in a manner that will permit PBV to effect an IPO within eighteen (18) months of the Option Expiration Date and, subject to market conditions, to cause PBV to effect and IPO within such eighteen month period. Purchaser and Liberty Digital will cooperate with the efforts of the Company and PBV to effect an IPO, including with respect to any recapitalization or reorganization in connection therewith;

provided, that (i) such IPO consist of a primary offering of not less than 5% of
--------
the total equity of PBV, (ii) the underwriters are reasonably satisfactory to the party that has exercised the Option or the Post-Option, and (iii) the valuation of PBV that is used to determine the initial public offering price is recommended by the lead managing underwriter(s).

      SECTION 6.12 Listing of Shares in PBV. In the event that the Option or the
                   ------------------------
Post-Option is exercised, following an IPO, the Company shall use its commercially reasonable efforts to cause PBV to have the PBV Units or Post-Option PBV Units, as the case may be, listed on any nationally recognized securities exchange or national quotation service on which the outstanding membership units or shares of PBV are then listed.


                                   ARTICLE VII

                              CONDITIONS TO CLOSING
                              ---------------------

      SECTION 7.1 Purchase Closing Conditions.
                  ---------------------------

      (a) Obligations of Purchaser. Purchaser's obligation to purchase the
          ------------------------
Shares at the Purchase Closing is subject to the satisfaction (or waiver by Purchaser), on or prior to such Closing, of the following conditions:

            (i) Representations and Warranties True; Performance of Obligations.
                ---------------------------------------------------------------
      Each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct, and each of the representations and warranties of the Company contained in this Agreement that is not so qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects, in each case as of the Purchase Closing Date (except for those representations and warranties which address matters only as of a particular date, which shall be true and correct, or true and correct in all material respects, as the case may be, as of such date). The Company shall have performed in all material respects all agreements, obligations, covenants and conditions herein required to be performed or observed by it on or prior to the Purchase Closing Date (it being understood that the covenants relating to PBV and its assets shall be deemed to not be required to be performed or observed by the Company on or prior to the Purchase Closing Date).

            (ii) Legal Investment. On the Purchase Closing Date, there shall not
                 ----------------
      be in effect any Law or Order directing that the purchase and sale of the Shares and the other transactions contemplated by this Agreement, the Warrant Agreement and the applicable Registration Rights Agreement not be consummated or which has the effect of rendering it unlawful to consummate such transactions.

            (iii) Proceedings and Litigation. No Action shall have been
                  --------------------------
      commenced by any governmental authority against any party hereto seeking to restrain or delay (x) the purchase and sale of the Shares, the Warrants, the PBV Units or the LDIG Shares or (y) the other transactions contemplated by this Agreement, the Warrant Agreement and the applicable Registration Rights Agreement.

            (iv) Approvals. All approvals, consents, permits and waivers of
                 ---------
      governmental authorities necessary or appropriate for consummation of the transactions contemplated by this Agreement shall have been obtained.

            (v) Compliance Certificate; Secretary's Certificate. The Company
                -----------------------------------------------
      shall have delivered to Purchaser a compliance certificate, executed by the Chief Executive Officer or the President of the Company, dated as of the Purchase Closing Date, to the effect that the conditions specified in
      Section 7.1(a)(i) have been satisfied. The Company shall have delivered to Purchaser a certificate executed by the Secretary of the Company, dated as of the Purchase Closing Date, certifying as to (x) the resolutions of the Board evidencing approval of the transactions contemplated by this Agreement, the Warrant Agreement and the applicable Registration Rights Agreement and the authorization of the named officer or officers to execute and deliver this Agreement, the Warrant Agreement and the applicable Registration Rights Agreement and (y) certain of the officers of the Company, their titles and examples of their signatures.

            (vi) HSR Compliance. All waiting periods applicable to the purchase
                 --------------
      of the Shares and the Warrants under the HSR Act shall have been terminated or expired.

            (vii) Registration Rights Agreement. The applicable Registration
                  -----------------------------
      Rights Agreement shall have been executed by the Company and delivered to Purchaser.

            (viii) Listing of Shares. The Shares shall have been approved for
                   -----------------
      listing on the NYSE, subject to official notice of issuance.

            (ix) Satisfaction of Other Conditions. All of the conditions set
                 --------------------------------
      forth in Sections 7.1(c) (other than clause (viii)) and 7.1(d) (other than clause (ix)) hereof shall have been satisfied (or waived by the appropriate party).

   (b) Conditions to Obligations of the Company. The Company's obligation to
       ----------------------------------------
issue and sell the Shares at the Purchase Closing is subject to the satisfaction (or waiver by the Company), on or prior to such Closing, of the following conditions:

            (i) Representations and Warranties of Purchaser True;
                -------------------------------------------------
      Performance of Obligations. Each of the representations and warranties of
      --------------------------
      Purchaser contained in this Agreement shall be true and correct in all material respects as of the Purchase Closing Date. Purchaser shall have performed in all material respects all agreements, obligations, covenants and conditions herein required to be performed or observed by it on or prior to the Purchase Closing Date.

            (ii) Legal Investment. On the Purchase Closing Date, there shall
                 ----------------
      not be in effect any Law or Order directing that the purchase and sale of the Shares and the other transactions contemplated by this Agreement, the Warrant Agreement and the applicable Registration Rights Agreement not be consummated or which has the effect of rendering it unlawful to consummate such transactions.

            (iii) Proceedings and Litigation. No Action shall have
                  --------------------------
      been commenced by any governmental authority against any party hereto seeking to restrain or delay (x) the purchase and sale of the Shares, the Warrants, the PBV Units or the LDIG Shares or (y) the other transactions contemplated by this Agreement, the Warrant Agreement and the applicable Registration Rights Agreement.

            (iv) Approvals. All approvals, consents, permits and
                 ---------
      waivers of governmental authorities necessary or appropriate for consummation of the transactions contemplated by this Agreement shall have been obtained.

            (v) Purchaser's Compliance Certificate; Secretary's Certificate.
                -----------------------------------------------------------
      Purchaser shall have delivered to the Company a compliance certificate, executed by the Chief Executive Officer or the President of Purchaser, dated as of the Purchase Closing Date, to the effect that the conditions specified in Section 7.1(b)(i) have been satisfied. Purchaser shall have delivered to the Company a certificate executed by the Secretary of Purchaser, dated as of the Purchase Closing Date, certifying as to (x) the resolutions of the Board evidencing approval of the transactions contemplated by this Agreement, the Warrant Agreement and the applicable Registration Rights Agreement and the authorization of the named officer or officers to execute and deliver this Agreement and the applicable Registration Rights Agreement and (y) certain of the officers of Purchaser, their titles and examples of their signatures.

            (vi) HSR Compliance. All waiting periods applicable to the purchase
                 --------------
      of the Shares and the Warrants under the HSR Act shall have been terminated or expired.

            (vii) Registration Rights Agreement. The applicable Registration
                  -----------------------------
      Rights Agreement shall have been executed by Purchaser and delivered to the Company.

            (viii) Satisfaction of Other Conditions. All of the conditions set
                   --------------------------------
      forth in Sections 7.1(c) (other than clause viii)) and 7.1(d) (other than clause (ix)) hereof shall have been satisfied (or waived by the appropriate party).

      (c) Obligations of Liberty Digital. Liberty Digital's obligation to
          ------------------------------
issue and sell the LDIG Purchase Shares at the Purchase Closing is subject to the satisfaction (or waiver by Liberty Digital), on or prior to such Closing, of the following conditions:

            (i) Representations and Warranties of the Company True; Performance
                ---------------------------------------------------------------
      of Obligations. Each of the representations and warranties of the Company
      --------------
      contained in Sections 3.4, 3.11, 3.12., 3.18 and 3.20 of this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct, and each of the representations and warranties of the Company contained in such sections that is not so qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects, in each case as of the Purchase Closing Date (except for those representations and warranties which address matters only as of a particular date, which shall be true and correct, or true and correct in all material respects, as the case may be, as of such date). The Company shall have performed in all material respects all agreements, obligations, covenants and conditions herein required to be performed or observed by it on or prior to the Purchase Closing Date.

            (ii) Legal Investment. On the Purchase Closing Date, there shall
                 ----------------
      not be in effect any Law or Order directing that the purchase and sale of the LDIG Purchase Shares and the other transactions contemplated by this Agreement and the applicable Registration Rights Agreement not be consummated or which has the effect of rendering it unlawful to consummate such transactions .

            (iii) Proceedings and Litigation. No Action shall have been
                  --------------------------
      commenced by any governmental authority against any party hereto seeking to restrain or delay (x) the purchase and sale of the LDIG Purchase Shares, (y) the other transactions contemplated by this Agreement and the applicable Registration Rights Agreement.

            (iv) Approvals. All approvals, consents, permits and waivers of
                 ---------
      governmental authorities necessary or appropriate for consummation of the transactions contemplated by this Agreement shall have been obtained.

            (v) Compliance Certificate; Secretary's Certificate. The Company
                -----------------------------------------------
      shall have delivered to Liberty Digital a compliance certificate, executed by the Chief Executive Officer or the President of the Company, dated as of the Purchase Closing Date, to the effect that the conditions specified in Section 7.1(c)(i) have been satisfied. The Company shall have delivered to Liberty Digital a certificate executed by the Secretary of the Company, dated as of the Purchase Closing Date, certifying as to (x) the resolutions of the Board evidencing approval of the transactions contemplated by this Agreement and the applicable Registration Rights Agreement and the authorization of the named officer or officers to execute and deliver this Agreement and the applicable Registration Rights Agreement and (y) certain of the officers of the Company, their titles and examples of their signatures.

            (vi) HSR Compliance. All waiting periods applicable to the purchase
                 --------------
      of the LDIG Purchase Shares under the HSR Act shall have been terminated or expired.

            (vii) Registration Rights Agreement. The applicable Registration
                  -----------------------------
      Rights Agreement shall have been executed by the Company and delivered to Liberty Digital.

            (viii) Satisfaction of Other Conditions. All of the conditions set
                   --------------------------------
      forth in Sections 7.1(a) (other than clause (ix)) and 7.1(b) (other than clause (viii)) hereof shall have been satisfied (or waived by the appropriate party).

      (d) Conditions to Obligations of the Company. The Company's obligation to
          ----------------------------------------
purchase the LDIG Purchase Shares at the Purchase Closing is subject to the satisfaction (or waiver by the Company), on or prior to such Closing, of the following conditions:

          (i) Representations and Warranties True; Performance of Obligations.
              --------------------------------------------------------------
      Each of the representations and warranties of Liberty Digital contained in this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct, and each of the representations and warranties of Liberty Digital contained in this Agreement that is not so qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects, in each case as of the Purchase Closing Date (except for those representations and warranties which address matters only as of a particular date, which shall be true and correct, or true and correct in all material respects, as the case may be, as of such date). Liberty Digital shall have performed in all material respects all agreements, obligations, covenants and conditions herein required to be performed or observed by it on or prior to the Purchase Closing Date.

          (ii) Legal Investment. On the Purchase Closing Date, there shall not
               ----------------
      be in effect any Law or Order directing that the purchase and sale of the LDIG Purchase Shares and the other transactions contemplated by this Agreement and the applicable Registration Rights Agreement not be consummated or which has the effect of rendering it unlawful to consummate such transactions.

          (iii) Proceedings and Litigation. No Action shall have been
                --------------------------
      commenced by any governmental authority against any party hereto seeking to restrain or delay (x) the purchase and sale of the LDIG Purchase Shares, or (y) the other transactions contemplated by this Agreement and the applicable Registration Rights Agreement.

          (iv) Approvals. All approvals, consents, permits and waivers of
               ---------
      governmental authorities necessary or appropriate for consummation of the transactions contemplated by this Agreement shall have been obtained.

          (v) Purchaser's Compliance Certificate; Secretary's Certificate.
              -----------------------------------------------------------
      Liberty Digital shall have delivered to the Company a compliance certificate, executed by the Chief Executive Officer or the President of Liberty Digital, dated as of the Purchase Closing Date, to the effect that the conditions specified in Section 7.1(d)(i) have been satisfied. Liberty Digital shall have delivered to the Company a certificate executed by the Secretary of Liberty Digital, dated as of the Purchase Closing Date, certifying as to (x) the resolutions of the Board evidencing approval of the transactions contemplated by this Agreement and the applicable Registration Rights Agreement and the authorization of the named officer or officers to execute and deliver this Agreement and the applicable Registration Rights Agreement and (y) certain of the officers of Liberty Digital, their titles and examples of their signatures.

          (vi) HSR Compliance. All waiting periods applicable to the purchase of
               --------------
      the LDIG Purchase Shares under the HSR Act shall have been terminated or expired.

          (vii) Registration Rights Agreement. The applicable Registration
                -----------------------------
      Rights Agreement shall have been executed by Liberty Digital and delivered to the Company.

          (viii) Listing of Shares. All of the LDIG Purchase Shares shall have
                 -----------------
      been approved for quotation on Nasdaq, subject to official notice of issuance.

          (ix) Satisfaction of Other Conditions. The conditions set forth in
               --------------------------------
      Sections 7.1(a)(other than clause (ix)) and 7.1(b) (other than clause
      (viii)) hereof shall have been satisfied (or waived by the appropriate party).

      SECTION 7.2 Option Closing Conditions.
                  -------------------------

      (a) Obligations of Purchaser. Purchaser's obligation to purchase the PBV
          ------------------------
Units at the Option Closing is subject to the satisfaction (or waiver by Purchaser), on or prior to such Closing, of the following conditions:

            (i) Representations and Warranties True; Performance of Obligations.
                ---------------------------------------------------------------
      Each of the representations and warranties of the Company contained in the Company Certificate that is qualified as to materiality or Material Adverse Effect shall be true and correct, and each of the representations and warranties of the Company contained in the Company Certificate that is not so qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects, in each case as of the Option Closing Date (except for those representations and warranties which address matters only as of a particular date, which shall be true and correct, or true and correct in all material respects, as the case may be, as of such date). The Company shall have performed in all material respects all agreements, obligations, covenants and conditions herein required to be performed or observed by it on or prior to the Option Closing Date.

            (ii) Legal Investment. On the Option Closing Date, there shall not
                 ----------------
      be in effect any Law or Order directing that the purchase and sale of the PBV Units, in exchange for, if applicable, the LDIG Shares or Liberty Media Shares, not be consummated or which has the effect of rendering it unlawful to consummate such transaction.

            (iii) Proceedings and Litigation. No Action shall have been
                  --------------------------
      commenced by any governmental authority against any party hereto seeking to restrain or delay the purchase and sale of the PBV Units in exchange for, if applicable, the LDIG Shares or the Liberty Media Shares.

            (iv) Approvals. All approvals, consents, permits and waivers of
                 ---------
      governmental authorities necessary or appropriate for consummation of the sale of the PBV Units in exchange for, if applicable, the LDIG Shares or the Liberty Media Shares shall have been obtained.

            (v) Compliance Certificate. The Company shall have delivered to
                ----------------------
      Purchaser a compliance certificate, executed by the Chief Executive Officer or the President of the

      Company, dated as of the Option Closing Date, to the effect that the conditions specified in Section 7.2(a)(i) have been satisfied.

            (vi) HSR Compliance. All waiting periods applicable to the purchase
                 --------------
      of the PBV Units and, if applicable, the acquisition in exchange therefor of the LDIG Shares or Liberty Media Shares, under the HSR Act shall have been terminated or expired.

            (vii) Registration Rights Agreement. The applicable Registration
                  -----------------------------
      Rights Agreement shall have been executed by PBV and delivered to Purchaser or Liberty Digital.

      (b) Conditions to Obligations of the Company. The Company's obligation to issue and sell the PBV Units and to purchase the LDIG Shares at the Option Closing is subject to the satisfaction (or waiver by the Company), on or prior to such Closing, of the following conditions:

            (i) Representations and Warranties True; Performance of Obligations.
                ---------------------------------------------------------------
      Each of the representations and warranties of Purchaser or Liberty Digital contained in the Liberty Certificate or AT&T contained in the AT&T Certificate, as the case may be, that is qualified as to materiality or Material Adverse Effect shall be true and correct, and each of the representations and warranties of Purchaser, Liberty Digital or AT&T contained in the Liberty Certificate or the AT&T Certificate, as applicable, that is not so qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects, in each case as of the Option Closing Date (except for those representations and warranties which address matters only as of a particular date, which shall be true and correct, or true and correct in all material respects, as the case may be, as of such date). Purchaser and Liberty Digital shall have performed in all material respects all agreements, obligations, covenants and conditions herein required to be performed or observed by it on or prior to the Option Closing Date.

            (ii) Legal Investment. On the Option Closing Date, there shall not
                 ----------------
      be in effect any Law or Order directing that the purchase and sale of the PBV Units, in exchange for, if applicable, the LDIG Shares or Liberty Media Shares, not be consummated or which has the effect of rendering it unlawful to consummate such transaction.

            (iii) Proceedings and Litigation. No Action shall have been
                  --------------------------
      commenced by any governmental authority against any party hereto seeking to restrain or delay the purchase and sale of the PBV Units in exchange for, if applicable, the LDIG Shares or the Liberty Media Shares.

            (iv) Approvals. All approvals, consents, permits and waivers of
                 ---------
      governmental authorities necessary or appropriate for consummation of the sale of the PBV Units in exchange for, if applicable, the LDIG Shares or the Liberty Media Shares shall have been obtained.

            (v) Compliance Certificate. Purchaser, Liberty Digital or AT&T, as
                ----------------------
      applicable, shall have delivered to the Company a compliance certificate, executed by the Chief Executive Officer or the President of such company, dated as of the Option Closing Date, to the effect that the conditions specified in Section 7.2(b)(i) have been satisfied.

            (vi) HSR Compliance. All waiting periods applicable to the purchase
                 --------------
      of the PBV Units and, if applicable, the acquisition in exchange therefor of the LDIG Shares or Liberty Media Shares, under the HSR Act shall have been terminated or expired.

            (vii) Registration Rights Agreement. If the Option Purchaser Price
                  -----------------------------
      is not paid in cash, the applicable Registration Rights Agreement shall have been executed by Liberty Digital or AT&T and delivered to the Company.

            (viii) Listing of LDIG Shares. The LDIG Shares or the Liberty Media
                   ----------------------
      Shares, as the case may be, shall have been approved for quotation on Nasdaq, subject to official notice of issuance.


                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

      SECTION 8.1 Other Definitions. The following terms as used in this
                  -----------------
Agreement shall have the following meanings:

      (a) "Affiliate" means, with respect to any Person, any other Person that
           ---------
directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person.

      (b) "Control" (including the terms "controlled by" and "under common
           -------                        -------------       ------------
control with"), with respect to the relationship between or among two or more
------------
Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

      (c) "Group" shall have the meaning assigned to it in Section 13(d)(3) of
           -----
the Exchange Act.

      (d) "Person" means any individual, corporation, limited liability company,
           ------
limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

      SECTION 8.2 Governing Law; Jurisdiction; Waiver of Jury Trial. This
                  -------------------------------------------------
Agreement shall be governed in all respects by the laws of the State of New York. No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of New York. Each of the parties hereby submits to the exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. Each of the parties hereto hereby irrevocably waives any right which it may have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

      SECTION 8.3 Successors and Assigns; Assignment. Except as otherwise
                  ----------------------------------
expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned without the prior written consent of each other party.

      SECTION 8.4 Entire Agreement; Supersedes Prior Agreement. This Agreement
                  --------------------------------------------
and the Exhibits hereto, the applicable Registration Rights Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

      SECTION 8.5 Severability. In case any provision of this Agreement shall be
                  ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 8.6 Amendment and Waiver. This Agreement may be amended or
                  --------------------
modified, and the rights of the parties hereunder may only be waived, upon the written consent of each party sought to be bound.

      SECTION 8.7 Delays or Omissions. It is agreed that no delay or omission to
                  -------------------
exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the applicable Registration Rights Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party's part of any breach, default or noncompliance under this Agreement or the applicable Registration Rights Agreement or any waiver on such party's part of any provisions or conditions of this Agreement or the applicable Registration Rights Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or the applicable Registration Rights Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

      SECTION 8.8 Notices. All notices required or permitted hereunder shall be
                  -------
in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth below:

                  If to the Company:

                           PRIMEDIA, Inc.
                           745 Fifth Avenue
                           23rd Floor
                           New York, NY  10151
                           Telephone:  (212) 745-0100
                           Fax:  (212) 745-0199
                           Attn:  Beverly C. Chell, Esq.

                  with copies to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, NY  10017
                           Telephone:  (212) 455-2000
                           Fax:  (212) 455-2502
                           Attn:  Marni J. Lerner, Esq.

                  If to Purchaser or Liberty Digital:

                           Liberty Media Group
                           9197 South Peoria Street
                           Engelwood, Colorado 80112
                           Telephone:  (720) 875-5400
                           Fax:  (720) 875-5382
                           Attn:  Charles Tanabe, Esq.


                           Liberty Digital, Inc.
                           12312 West Olympic Boulevard
                           Los Angeles, CA  90064
                           Telephone: (310) 979-5006
                           Fax:  (310) 979-5003
                           Attn: Craig Enenstein
                  with copies to:

                           Baker Botts LLP
                           599 Lexington Avenue
                           New York, NY  10012
                           Telephone: (212) 705-5000
                           Fax:  (212) 705-5125
                           Attn:  Robert W. Murray Jr., Esq.

      SECTION 8.9 Expenses. Each party hereto shall pay all costs and expenses
                  --------
that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement, the Warrant Agreement and the applicable Registration Rights Agreement.

      SECTION 8.10 Titles and Subtitles. The titles of the sections and
                   --------------------
subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      SECTION 8.11 Termination. This Agreement may be terminated by (i) mutual
                   -----------
agreement of the parties hereto or (ii) by Purchaser or the Company in the event the Purchase Closing has not occurred by August 1, 2000; provided, that this
                                                         --------
termination right may not be exercised by a party whose nonperformance has delayed the Purchase Closing. Upon termination of this Agreement pursuant to this Section 8.11, this Agreement shall be void and of no further force and effect and no party shall have any liability to any other party under this Agreement, except that nothing herein shall relieve any party from any liability for the breach of any of the representations, warranties, covenants and agreements set forth in this Agreement and except as contemplated by Section 8.9.

      SECTION 8.12 Counterparts; Execution by Facsimile Signature. This
                   ----------------------------------------------
Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

                  [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have executed this STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

                                            PRIMEDIA INC.


                                            By: ________________________________
                                                Name:
                                                Title:


                                            LIBERTY MEDIA CORPORATION


                                            By: ________________________________
                                                Name:
                                                Title:


                                            LIBERTY DIGITAL, INC.


                                            By: ____________________________
                                                Name:
                                                Title: